                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                              dated as of

                                                            5 February 2003

                                                                 among

                                                          ACXIOM CORPORATION

                                                       the other parties hereto,

                                                          JPMORGAN CHASE BANK
                                   (formerly The Chase Manhattan Bank who was successor in interest by merger to Chase Bank of Texas, National Association)
                                                             as the agent,

                                                    U.S. Bank National Association
                                                        as documentation agent,

                                                        BANK OF AMERICA, N.A.,
                                                         as syndication agent,

                                                     J.P. MORGAN SECURITIES, INC.,
                                                                  and
                                                    BANC OF AMERICA SECURITIES LLC,
                                              as joint bookrunners and co-lead arrangers

                                                                  and

                                                  certain other parties named herein

                                                           TABLE OF CONTENTS

         SECTION 2.08.       Termination and Reduction of Revolving Commitments;

                                                           i

                                                                ii

                                                                iii

                                                               EXHIBITS:

EXHIBIT A - Form of Assignment and Assumption
EXHIBIT B - Form of Opinion of Borrower's Counsel
Exhibit C - Form of Increased Commitment Supplement
EXHIBIT D - Form of Intercreditor Agreement
EXHIBIT E - Covenant Change Notice

                                                              SCHEDULES:

SCHEDULE 1.01 - Mortgaged Property
SCHEDULE 2.01 - Commitments
SCHEDULE 3.12 - Subsidiaries
SCHEDULE 6.01 - Existing Indebtedness and Preferred Equity Interests
SCHEDULE 6.02 - Existing Liens
SCHEDULE 6.04 - Existing Investments
SCHEDULE 6.10 - Existing Restrictions

                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of February 5, 2003, is among ACXIOM
CORPORATION, a Delaware Corporation, the LENDERS party hereto, JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank who was successor in interest by merger to Chase Bank of Texas, National Association), as the agent (the "Agent"), U.S. Bank National
Association (formerly Firstar Bank, N.A., who was formerly Mercantile Bank, N.A.), as documentation agent, BANK OF AMERICA, N.A., as syndication agent and the other entities party hereto.

                                                               RECITALS:

         A.       The Borrower, the lenders party thereto, JPMorgan Chase Bank, as the administrative agent, U.S. Bank National
Association, as documentation agent, and Bank of America, N.A., as syndication agent, entered into that certain Amended and Restated
Credit Agreement dated as of January 28, 2002, (as such agreement was amended and otherwise modified from time to time, the "Prior
Agreement"). The Prior Agreement amended and restated that certain Credit Agreement dated as of December 29, 1999 among the
Borrower, the lenders party thereto, Chase Bank of Texas, National Association (now JPMorgan Chase Bank), as the agent and as a co-administrative agent and Mercantile Bank, N.A. (now U.S. Bank National Association), as a co-administrative agent, and Bank of
America, N.A., as syndication agent (as such agreement was amended and otherwise modified from time to time, the "Original
Agreement").

         B.       On March 25, 2002, two of the Borrower's wholly-owned subsidiaries, Acxiom NJA, Inc. and Acxiom RTC, Inc., merged into the Borrower with the Borrower being the surviving entity.  In July 2002, the Borrower formed a new wholly-owned subsidiary,
Acxiom Employment Screening Services, Inc. (now Acxiom Information Security Services, Inc.), who joined the Subsidiary Guaranty on
July 31, 2002.  Acxiom SDC, Inc. has notified the Agent that it will change its name to Acxiom e-Products, Inc.

         C.       The parties hereto now desire to amend and restate the Prior Agreement to, among other things:  (i) reduce the commitments of the lenders under the Prior Agreement; (ii) terminate the commitment of The Bank of Nova Scotia under the Prior
Agreement and remove it as a lender; (iii) extend the maturity of the credit facility, and (iv) modify the negative and financial covenants of the Prior Agreement as herein set forth.

         Now therefore, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                                                ARTICLE I.

                                                              Definitions

SECTION 1.01.     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such
Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Accumulated Asset Value" has the meaning specified in Section 6.05.

         "Acquiring Company" has the meaning specified in Section 6.04.

                                                                1

         "Adjusted EBITDAR" has the meaning specified in Section 7.02.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the
Statutory Reserve Rate.

         "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agent" means JPMorgan as agent for the Lenders hereunder.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of
1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate
shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds
Effective Rate, respectively.

         "Applicable Percentage" means, at any time and with respect to any Lender, the percentage of the total Revolving
Commitments represented by such Lender's Revolving Commitment at such time.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day (a) with respect to any ABR Loan or Eurodollar Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread",
"Eurodollar Spread" or "Commitment Fee Rate", as the case may be, opposite the category in the table below which corresponds with the actual Leverage Ratio as of the most recent determination date; provided that from and including the Effective Date until the first date that the Applicable Rate is determined as set forth below in this definition, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2:

         =================================================================================================
                                                                                    Commitment
                Leverage Ratio         ABR Spread     Eurodollar Spread              Fee Rate
         =================================================================================================
                  Category 1              0.00%             1.25%                     0.300%
                <1.50 to 1.00
         -------------------------------------------------------------------------------------------------
                  Category 2              0.00%             1.50%                     0.300%
                > 1.50 to 1.00
                     but
                < 2.00 to 1.00
         -------------------------------------------------------------------------------------------------
                  Category 3
                > 2.00 to 1.00
                     but
                < 2.50 to 1.00            0.25%             1.75%                     0.375%
         -------------------------------------------------------------------------------------------------
                  Category 4              0.50%             2.00%                     0.500%
                > 2.50 to 1.00
         =================================================================================================

         For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the
Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), beginning with the fiscal quarter ended March 31, 2003 and (ii) each change in the Applicable Rate resulting from a change in the
Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Agent of such

                                                                2

consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 4 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Agent or at the request of the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

         "Approved Fund" has the meaning assigned to such term in Section 10.04.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the
Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Agent to be representative of the cost of such insurance to the Lenders.

         "Asset Value" has the meaning specified in Section 7.04.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the
Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Acxiom Corporation, a Delaware corporation.

         "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of
Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York,
Houston, Texas, or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a
Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period: (a) the software development costs, (b) the capitalization of deferred expenses and (c) the capital expenditures of the Borrower and its consolidated Subsidiaries, in each case of clause (a), (b) and (c), as set forth (or as should be set forth) in the investing activities section of the consolidated statement of cash flow of the
Borrower for such period prepared in accordance with GAAP.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                                                                3

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any
Person or group (within the meaning of Section 13(d) or 14(d) the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in
Borrower; or (b) the acquisition of direct or indirect Control of the Borrower by any Person or group; or (c) any "Change of
Control" as defined in the Subordinated Debt Documents.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this
Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such
Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such
Borrowing, are Revolving Loans or Swingline Loans.

         "Creditors" has the meaning set forth in the Intercreditor Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means the Mortgaged Property, the "Collateral" as defined in the Security Agreement and any and all property in which Liens have been granted to the Collateral Agent to secure the indebtedness, obligations and liabilities of the Borrower and the Guarantors under the Loan Documents.

         "Collateral Agent" means JPMorgan, as collateral agent under the terms of the Intercreditor Agreement, its successors and assigns.

         "Consolidated Net Income" has the meaning specified in Section 7.01.

         "Consolidated Tangible Net Worth " has the meaning specified in Section 7.01.

         "Consolidated Total Assets" means, with respect to any Person and at any time, all amounts which in conformity with GAAP would be included as assets on a consolidated balance sheet of such Person.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled"
have meanings correlative thereto.

         "Conway Facility" means the Borrower's real property, improvements and fixtures located at the Borrower's facility at 301
Industrial Boulevard, Conway, Arkansas  72032, which includes the Mortgaged Property described in item 2 on Schedule 1.01 and the office buildings OB 4 and ASB 1 excluded from such Mortgaged Property.

         "Covenant Change Notice" means a notice in substantially the form of Exhibit E hereto, duly completed and executed by one of the Borrower's Financial Officers.

                                                                4

         "Current Maturity Date" has the meaning specified in Section 2.08(b).

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means all the matters disclosed in the Borrower's reports to the securities and Exchange Commission on form 10-Q for the quarterly period ended September 30, 2002 and on form 10-K for the fiscal year ended March 31, 2002.

         "Dispositions" has the meaning set forth in Section 6.05.

         "Dollar Amount" means, as of any date of determination, (a) in the case of any amount denominated in dollars, such amount, and (b) in the case of any amount denominated in other currency, the amount of dollars which is equivalent to such amount of other currency as of such date, determined by using the Spot Rate on the date two (2) Business Days prior to such date.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

         "EBITDAR" has the meaning specified in Section 7.02.

         "Effective Date" means the date on which the conditions specified in Section 4.01(a) through (i) are satisfied (or waived in accordance with Section 10.02).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous
Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous
Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and any option, warrant or other right relating thereto.  The term "Equity Interest" shall not include any Indebtedness convertible into shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (including the Subordinated Debt) but shall include the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests issued upon the actual conversion of such Indebtedness.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                                                                5

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the
Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any
Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived;
(c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under
Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of
Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such
Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning specified in Article VIII.

         "Excluded Subsidiary" means any Foreign Subsidiary and any other Subsidiary who is not a party to the Subsidiary Guaranty.

         "Excluded Subsidiary Loan and Guaranty Amount" has the meaning specified in Section 6.01(a)(iii).

         "Excluded Subsidiary Loan and Guaranty Limit" has the meaning specified in Section 6.01(a)(iii).

         "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income  by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this
Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.16(a).

         "Exiting Lender" has the meaning specified in Section 2.20.

                                                                6

         "Extension Request" has the meaning specified in Section 2.08(b).

         "Federal Funds Effective Rate" means (i) for the first day of an ABR Borrowing or Swingline Loan, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Agent, at approximately the time the Borrower requests such Borrowing or Swingline Loan, for dollar deposits in immediately available funds, for a period and in an amount, comparable to the principal amount of such ABR Borrowing or Swingline
Loan, as the case may be, and (ii) for each day of such ABR Borrowing or Swingline Loan thereafter, or for any other amount hereunder which bears interest at the Alternative Base Rate or the Federal Funds Effective Rate, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Agent, at approximately 2:00 p.m. New York City time on such day for dollar deposits in immediately available funds, for a period and in an amount, comparable to the principal amount of such ABR Borrowing, Swingline Loan or other amount, as the case may be; in the case of both clauses (i) and (ii), as determined by the Agent and rounded upwards, if necessary, to the nearest 1/100 of
1%.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the
Borrower or another authorized officer or employee of the Borrower approved by the Agent and having similar functions.

         "Fixed Charges" has the meaning specified in Section 7.03.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness, or other obligation (including any obligations under an operating lease) of such Person or any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such
Indebtedness or other obligation (including the lessor under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantor" means Acxiom Asia, Ltd., Acxiom CDC, Inc., Acxiom / Direct Media, Inc., Acxiom / May & Speh, Inc., Acxiom
Property Development, Inc., Acxiom / Pyramid Information Systems, Inc., Acxiom RM-Tools, Inc., Acxiom SDC, Inc. (who will change its

                                                                7

name to Acxiom e-Products, Inc. after the Effective Date), Acxiom Transportation Services, Inc., GIS Information System, Inc.,
Acxiom UWS, Ltd., Acxiom Information Security Services, Inc., Acxiom Interim Holdings, Inc. and each other Domestic Subsidiary who becomes a guarantor under the Subsidiary Guaranty in accordance with Section 5.11.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any
Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, security hedging agreement, other interest, currency or security exchange rate or commodity price hedging arrangement, any Synthetic Purchase Agreement or any other derivative instrument.

         "Increased Commitment Supplement" has the meaning specified in Section 2.19.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such
Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (f) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets), (g) all Guarantees by such Person of obligations of others (including Guarantees of operating leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty,
(j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) indebtedness in respect of mandatory redemption or mandatory dividend rights on Equity Interests but excluding dividends payable solely in additional Equity
Interests, (l) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof, (m) all obligations of such Person under any Hedging Agreement, (n) all obligations of such Person to pay rent or other amounts under any Synthetic
Lease, and (o) all other amounts (other than accruals, deferred revenue and deferred taxes) which are required by GAAP to be included as liabilities on a consolidated balance sheet of such Person.  The Indebtedness of any Person shall include the
Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of the obligations of the Borrower or any
Subsidiary in respect of any Hedging Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.  The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be Indebtedness.

                                                                8

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Intercreditor Agreement" means that certain Amended and Restated Intercreditor Agreement dated as of February 5, 2003 among the Borrower, the Guarantors, the Collateral Agent, and the Agent, in substantially the same form as Exhibit D hereto.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with
Section 2.07.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December commencing the first such date after the Effective Date, (b) with respect to any Eurodollar Loan, the last day of the Interest
Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such
Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Issuing Bank" means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to
Letters of Credit issued by such Affiliate.

         "JPMorgan" means JPMorgan Chase Bank who was formerly The Chase Manhattan Bank who was the successor in interest by merger to Chase Bank of Texas, National Association.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement or issued pursuant to the Prior Agreement and outstanding on the Effective Date.

                                                                9

         "Leverage Ratio" means, on any date, the ratio of Total Indebtedness to Adjusted EBITDAR then most recently calculated in accordance with Section 7.02.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the
Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan
(or its successor) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two
Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing)
relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the Original Agreement, the Prior Agreement, the Subsidiary Guaranty, the Security
Agreement, the Mortgages, the Intercreditor Agreement, the Original Intercreditor Agreement, and all other certificates, agreements and other documents or instruments now or hereafter executed and/or delivered pursuant to or in connection with the foregoing.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement and any loan made by the lenders under the Prior Agreement which are outstanding on the Effective Date.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under any Loan Document or (c) the validity, enforceability or collectibility of the Loans or LC Disbursements or the ability of the Agent and the Lenders to enforce a material provision of any Loan Document.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of, the Borrower and the Subsidiaries in an aggregate principal amount exceeding a Dollar Amount equal to $5,000,000.  The term "Material
Indebtedness" includes the Synthetic Equipment Lease Facility and the Subordinated Debt.

         "Maturity Date" means July 5, 2006, or such later date as may be requested by the Borrower and approved by the Lenders in accordance with Section 2.08(b).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means any mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien to the Collateral Agent on any Mortgaged Property to secure the obligations described in the Intercreditor
Agreement.  Each Mortgage shall be satisfactory in form and substance to the Agent.

                                                                10

         "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by Borrower and identified on Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a
Mortgage is granted pursuant to the Intercreditor Agreement.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, including any sales commissions, investment banking fees, or underwriting discounts, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay
Indebtedness (other than Loans and other than the other Indebtedness entitled to the benefits of the Intercreditor Agreement)
secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid
(or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the
Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in the case of (A) taxes during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (B) in the case of reserves for contingent liabilities, during the period of any contractual indemnification obligation or statute of limitation imposed upon the Borrower or any of its
Subsidiaries.

         "New Lender" has the meaning specified in Section 2.19.

         "Original Agreement" has the meaning specified in the Recitals hereto.

         "Original Intercreditor Agreement" means that certain Intercreditor Agreement dated as of September 21, 2001 among the
Borrower, the Guarantors, the Collateral Agent, the Agent, Bank of America as agent for the Synthetic Lenders (as defined therein)
and Holders (as defined therein), JPMorgan as the holder of the Term Loan (as defined therein), and JPMorgan as the issuer of a letter of credit securing the Senior Notes (as defined therein).

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Participant" has the meaning set forth in Section 10.04.
         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

                  (a)      Liens imposed by law for taxes that are not yet due or are being contested in compliance with
         Section 5.04;

                  (b)      carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 120 days and are not being enforced or are being contested in compliance with Section 5.04;

                                                                11

                  (c)      pledges and deposits made in the ordinary course of business in compliance with workers'
         compensation, unemployment insurance and other social security laws or regulations;

                  (d)      deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e)      judgment liens in respect of judgments that do not constitute an Event of Default under clause (k)
         of Article VIII;

                  (f)      easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (g)      Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

                  (h)      leases or subleases of equipment to customers in the ordinary course of business;

                  (i)      leases or subleases entered into by Borrower or a Subsidiary in good faith with respect to its property not used in its business and which do not materially interfere with the ordinary conduct of business of the
         Borrower or any Subsidiary; and

                  (j)      Liens incurred by Borrower with the consent of the Required Lenders;

provided that the term "Permitted Encumbrances" shall not include any Lien described in clauses (a) through (h) above that secures
Indebtedness for borrowed money.

         "Permitted Investments" means:

                  (a)      direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b)      investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A-2 or better by S&P or P-2 or better by Moody's;

                  (c)      investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of
         America or any State thereof which has a combined capital and surplus and undivided profits of not less than
         $500,000,000;

                                                                12

                  (d)      fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e)      investments in corporate debt securities maturing within 60 days from the date of acquisition thereof and having, at such date of acquisition, a rating of BBB or better by S&P or Baa2 or better by Moody's;

                  (f)      investments in municipal securities having, at the date of acquisition thereof, a rating of AA or better by S&P or Aa or better by Moody's, provided that the Borrower has the right to put such securities back to the issuer or seller thereof at least once every 60 days; and

                  (g)      investments in money market funds that (i) comply with the criteria set forth in Securities and
         Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of
ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan (or its successor) as its prime rate in effect at its office in Houston, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Prior Agreement" has the meaning specified in the Recitals hereto.

         "Prior Assets" has the meaning specified in Section 7.02.

         "Prior Company" has the meaning specified in Section 7.02.

         "Prior Target" has the meaning specified in Section 7.02.

         "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Indebtedness of the Target or the seller assumed or acquired in connection with such acquisition.

         "Register" has the meaning specified in Section 10.04.

         "Rejecting Lender" has the meaning specified in Section 2.08(b).

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                                                                13

         "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing 51%
of the sum of the total Revolving Exposures and unused Revolving Commitments at such time.

         "Restricted Payment" means: (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary (including any dividend, other distribution or other payment in respect of Equity Interests under a Synthetic Purchase Agreement) and (ii) any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness of the Borrower or any Subsidiary, or
any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness.

         "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the
Maturity Date and the date of termination of the Revolving Commitments in accordance with the terms of this Agreement.

         "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08, (b) increased from time to time pursuant to Section 2.19, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  As of the Effective Date, (i) the amount of each Lender's Revolving
Commitment is set forth on Schedule 2.01 and (ii) the aggregate amount of the Lenders' Revolving Commitments is $150,000,000.

         "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such
Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

         "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

         "Revolving Loan" means advances made pursuant to Section 2.01 and advances made pursuant to Section 2.01 of the Prior
Agreement which are outstanding on the Effective Date.

         "S&P" means Standard & Poor's.

         "Security Agreement" means the Security Agreement dated as of September 21, 2001 executed by Borrower, the Guarantors and the Collateral Agent pursuant to the terms of the Original Intercreditor Agreement.

         "Senior Debt" has the meaning specified in Section 7.04.

         "Significant Subsidiary" means, at any date of determination, any Subsidiary (i) whose Consolidated Total Assets equals or exceeds five percent (5%) of the Consolidated Total Assets of the Borrower, or (ii) whose Consolidated Net Income for the most recently completed four fiscal quarters equals or exceeds five percent (5%) of the Borrower's Consolidated Net Income for such period.  In calculating Consolidated Net Income under the foregoing clause for a four fiscal quarter period, if the Borrower or a
Subsidiary acquires the assets of a Target either directly or through a merger, the Consolidated Net Income of the Target for such four fiscal quarter period attributable to the time prior to the acquisition shall be added to the Consolidated Net Income of the
Borrower or such Subsidiary, as applicable.

                                                                14

         "Spot Rate" means, with respect to any day, the rate determined on such date on the basis of the offered exchange rates, as reflected in the foreign currency exchange rate display of Telerate System, Incorporated at or about 10:00 a.m. (Dallas, Texas time), to purchase dollars with the other applicable currency, provided that, if at least two such offered rates appear on such display, the rate shall be the arithmetic mean of such offered rates and, if no such offered rates are so displayed, the Spot Rate shall be determined by the Agent on the basis of the arithmetic mean of such offered rates as determined by the Agent in accordance with its normal practice.

         "SPV Finance Documents" has the meaning specified in Section 4.01(i).

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency
Liabilities" in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.
Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subject Period" has the meaning set forth in Section 7.02.

         "Subordinated Debt" means the Borrower's 3.75% convertible subordinated notes due 2009 issued on February 6, 2002 in an aggregate principal amount equal to $175,000,000 and the Indebtedness represented by such notes.

         "Subordinated Debt Documents" means that certain Indenture dated February 6, 2002 between the Borrower and U.S. Bank
National Association, as trustee, under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Guaranty" means the Guaranty Agreement dated December 29, 1999 executed by certain Subsidiaries for the benefit of the Agent and the Lenders in substantially the form of Exhibit C to the Original Agreement.

                                                                15

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.
The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

         "Swingline Lender" means JPMorgan, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.04 and the loans made pursuant to Section 2.04 of the Prior
Agreement which are outstanding on the date hereof.

         "Synthetic Airplane Lease Facility" means the synthetic lease arrangement under which a lessor has committed to purchase and lease to the Borrower a Dassault-Breguet, Model Falcon 20 Aircraft and related components under an aircraft lease agreement entered into by the Borrower on or about December 29, 2000.

         "Synthetic Equipment Lease Facility" means the synthetic lease arrangement under which a lessor has committed to purchase and lease to the Borrower up to $230,000,000 of equipment under a master lease agreement entered into by the Borrower on
September 30, 1999.

         "Synthetic Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement.

         "Synthetic Property" means the real property, improvements, equipment and fixtures which are: (i) located at: (A) 7th
Street and Beardsley Avenue, Phoenix, Arizona 85027 and (B) at the Borrower's seven story, approximately 169,000 square foot office building located in the River Market Section of Little Rock, Arkansas at 601 East Third Street, Little Rock, Arkansas, 72201
together with a five floor parking deck attached and integrated therein, and (ii) were specifically financed under the Synthetic
Real Property Lease immediately prior to the Effective Date.

         "Synthetic Purchase Agreement" means any agreement pursuant to which the Borrower or a Subsidiary is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity Interest or subordinated
Indebtedness or (ii) the amount of which is determined by reference to the price or value at any time of any Equity Interest or subordinated Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a
Synthetic Purchase Agreement.

         "Synthetic Real Estate Subsidiary" has the meaning specified in Section 4.01(i).

         "Synthetic Real Property Lease" means the synthetic lease arrangement set forth in that certain Participation Agreement dated October 24, 2000 among the Borrower, certain Guarantors, First Security Bank, National Association (now known as Wells Fargo
Bank Nevada, National Association), as Owner Trustee, First Security Trust Company of Nevada (now known as Wells Fargo Bank Nevada,
National Association), as Trustee, the various banks and other lending institutions party thereto, and Bank of America, N.A., as agent, and the other "Operative Agreements" defined therein.

         "Target" means a Person who is to be acquired or whose assets are to be acquired in a transaction permitted by Section
6.04.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                                                                16

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Indebtedness" has the meaning set forth in Section 7.02.

         "Transferring Subsidiary" has the meaning set forth in Section 6.04.

         "TROL Loan and Holder Advance Repayment" has the meaning set forth in Section 4.01(i).

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the
Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such
Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.     Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving
Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar
Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

SECTION 1.03.     Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will"
shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to
Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to,
this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.     Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the

                                                                17

Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                                                ARTICLE II.

                                                              The Credits

SECTION 2.01.     Commitments.  Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make advances to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Revolving Lender's Revolving Exposure exceeding such Revolving Lender's Revolving Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow under this Section 2.01.

SECTION 2.02.     Loans and Borrowings.

(a)      Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the
Revolving Lenders ratably in accordance with their respective Revolving Commitments except as may otherwise be required by Section
2.19.  The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other
Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no
Revolving Lender shall be responsible for any other Revolving Lender's failure to make Revolving Loans as required.

(b)      Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the
Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings.
Each Revolving Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such
Revolving Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)      At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $2,000,000.  At the time that each ABR Revolving Borrowing is made, such
Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an
ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $25,000 and not less than $50,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

(d)      Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.     Requests for Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Dallas, Texas time, on the day of

                                                                18

the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Borrowing Request in a form approved by the Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)      the aggregate amount of such Borrowing;

(ii)     the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)     in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v)      the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

         If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no
Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the
Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04.     Swingline Loans.

(a)      Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make advances to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving
Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline
Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)      To request a Swingline Loan, the Borrower shall notify the Swingline Lender of such request by telephone (confirmed by telecopy) not later than 12:00 noon, Dallas, Texas time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The
Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the
Borrower with the Swingline Lender or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons as may be designated from time to time by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Dallas, Texas time, on the requested date of such Swingline Loan.

(c)      The Swingline Lender may by written notice given to the Agent not later than 12:00 noon, Dallas, Texas time, on any
Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.

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Promptly upon receipt of such notice, the Agent will give notice thereof to each Revolving Lender, specifying in such notice such
Revolving Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such
Revolving Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the
Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the
Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Revolving
Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.
The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05.     Letters of Credit.

(a)      General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the Revolving
Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the
Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)      Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent
(reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a
Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing
Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000 and (ii) the total
Revolving Exposures shall not exceed the total Revolving Commitments.

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(c)      Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods not to extend past the date in clause (ii) below) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)      Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the
Agent, for the account of the Issuing Bank, such Revolving Lender's Applicable Percentage of each LC Disbursement made by the
Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)      Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, Dallas,
Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Dallas, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Dallas, Texas time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.  If the Borrower fails to make such payment when due, the Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender's Applicable
Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Agent its Applicable
Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the
Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing
Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC
Disbursement.

(f)      Obligations Absolute.  The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement

                                                                21

under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.  The Agent, the Lenders, the Issuing Bank, or any of their Related Parties, shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank.  The foregoing provisions of this clause (f) shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)      Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)      Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such
LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)      Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the
Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Agent shall notify the Lenders of any such replacement of the
Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the

                                                                22

account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i)
the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to
Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)      Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the
Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VIII.  Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the
Borrower under this Agreement.  The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Agent to reimburse the
Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders) be applied to satisfy other obligations of the Borrower under this
Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06.     Funding of Borrowings.

(a)      Each Revolving Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Dallas, Texas time, to the account of the Agent most recently designated by it for such purpose by notice to the Revolving Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the
Borrower maintained with the Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Agent to the Issuing Bank.

(b)      Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding

                                                                23

amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the
Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

SECTION 2.07.     Interest Elections.

(a)      Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a
Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)      To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

(c)      Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.02 and paragraph (f) of this Section:

(i)      the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)     if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the
Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)      Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)      If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest
Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default

                                                                24

has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an
Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and
(ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)      A Revolving Borrowing may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto the
Interest Period therefor would commence before and end after a date on which any principal of the Loans is scheduled to be repaid.

SECTION 2.08.     Termination and Reduction of Revolving Commitments; Extension of Maturity Date.

(a)      Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b)      By written notice sent to the Agent (which the Agent shall promptly distribute to the Lenders), the Borrower may request that the then effective Maturity Date (the "Current Maturity Date") be extended to a date one year from the then Current Maturity
Date (an "Extension Request").  An Extension Request may be delivered by the Borrower to the Agent at any time prior to the date which is 90 days prior to the then Current Maturity Date when no Default exists.  Within 45 days of the receipt by the Agent of an
Extension Request, each Lender shall provide the Agent and the Borrower with a written consent to, or a rejection of, the Borrower's
Extension Request. The decision whether to accept or reject an Extension Request shall be made by each Lender in its sole discretion based on such information as it may deem necessary and no Lender shall have any obligation to agree to any extension of the then
Current Maturity Date.  The failure of a Lender to respond to any Extension Request within such 45-day period shall be deemed a rejection of such request. If all the Lenders consent to an Extension Request, the Maturity Date shall be the date one year from the then Current Maturity Date as specified in a notice from the Agent.  If Lenders holding 25% or less of the Revolving Exposures and unused Revolving Commitments reject an Extension Request (the "Rejecting Lenders"), then the Borrower may take one of the following actions:  (i) by written notice to each Rejecting Lender and the Agent, delivered prior to the then Current Maturity Date, terminate the Revolving Commitment of each Rejecting Lender if simultaneously with such termination the Borrower pays to each Rejecting Lender all amounts owed by the Borrower to such Rejecting Lender hereunder or (ii) cause each Rejecting Lender to assign its interest in the Agreement to a new Lender who will consent to the Extension Request under the terms of Section 2.18(b) on or before the then
Current Maturity Date. If the Borrower consummates either of the foregoing actions on or before the then Current Maturity Date, then the Maturity Date shall be the date one year from the then Current Maturity Date as specified in a notice from the Agent.

(c)      The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than
$10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving
Commitments.

(d)      The Borrower shall notify the Agent of any election to terminate or reduce the Revolving Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof.
Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the
Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit

                                                                25

facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Commitments shall be permanent.  Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving
Commitments.

SECTION 2.09.     Repayment of Loans; Evidence of Debt.

(a)      The Borrower hereby unconditionally promises to pay (i) to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the
Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)      The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)      The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)      Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such
Lender, to such Lender and its registered assigns) and in a form approved by the Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.     Prepayment of Loans.(a)   The Borrower shall have the right at any time and from time to time to prepay any
Borrowing in whole or in part without premium or penalty except for amounts paid in accordance with Section 2.15, subject to the requirements of this Section.

(b)      In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the
Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

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(c)      Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or
Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this
Section.

(d)      The Borrower shall notify the Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone
(confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than
11:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR
Borrowing, not later than 11:00 a.m., Dallas, Texas time, on the date of prepayment or (iii) in the case of prepayment of a
Swingline Loan, not later than 12:00 noon, Dallas, Texas time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section
2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.
Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Agent shall advise the
Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.
Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.     Fees.

(a)      The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee, which shall accrue at the
Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
For purposes of computing commitment fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)      The Borrower agrees to pay (i) to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Borrowings on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements)
during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving
Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank, for its own
account, a fronting fee, which shall accrue at the rate of 1/8 % per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC
Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of
Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of
March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on

                                                                27

the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the
Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)      If the average daily unused amount of the Revolving Commitments during any period of the calculation of the commitment fee under Section 2.11(a) equals or exceeds 70.0% of the aggregate amount of the Revolving Commitments in effect during such period, then the Borrower agrees to pay to the Agent for the account of each Lender a non-utilization fee, which shall accrue at a rate equal to 0.05% on the average daily unused amount of the Revolving Commitment of each Lender during such period.  Accrued non-utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All non-utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing non-utilization fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(d)      All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Issuing
Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Except in the case of errors in payment which have been confirmed by Agent, fees paid shall not be refundable under any circumstances.

SECTION 2.12.     Interest.

(a)      The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)      The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in
effect for such Borrowing plus the Applicable Rate.

(c)      The Swingline Loans shall bear interest at the Federal Funds Effective Rate in effect from day to day plus 2.00%.

(d)      Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the
Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings as provided in paragraph (a) of this Section.

(e)      Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the
Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest
Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

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(f)      All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of
365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.  The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rates pursuant to this Section 2.12.

SECTION 2.13.     Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)      the Agent determines (which determination shall be conclusive absent manifest error) that through no fault of the Agent adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)      the Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to the Lenders (as certified by such Required Lenders in a written certificate delivered to Agent and
Borrower setting forth in detail the reasons for such Required Lenders' position) of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a
Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14.     Increased Costs.

(a)      If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)     impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or
Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing
Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)      If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the
Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of
Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the
Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

(c)      A certificate of a Lender or the Issuing Bank setting forth (i) the amount or amounts (including a description of the method of calculating such amount or amounts), necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and (ii) the applicable Change in Law and other facts that give rise to such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)      Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the
180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.     Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of the operation of
Section 2.18), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto,
(c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.08 or Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, shall set forth the method of calculating such amount or amounts and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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SECTION 2.16.     Taxes.

(a)      Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each recipient of each such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the
Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)      In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)      The Borrower shall indemnify the Agent, each Lender, the Issuing Bank, and any other party hereto within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender, the Issuing
Bank or other party hereto, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental
Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or
by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall set forth in reasonable detail the origin and amount of the payments to be due under this Section 2.16(c) and such certificate shall be conclusive absent manifest error.

(d)      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority,
the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)      If a Lender, the Issuing Bank or Agent shall become aware that it is entitled to claim a refund from a Governmental
Authority specifically in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 2.16, it shall promptly notify Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by Borrower, make a claim to such
Governmental Authority for such refund at Borrower's expense.  If a Lender, the Issuing Bank or any Agent receives a refund
(including pursuant to a claim for refund made pursuant to the preceding sentence) specifically in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower had paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.16 with respect to the
Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, Issuing Bank or
Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of such Lender, Issuing Bank or Agent, agrees to repay the amount paid over to Borrower
(plus penalties, interest or other charges) to such Lender, Issuing Bank or Agent in the event such Lender, Issuing Bank or Agent is required to repay such refund to such Governmental Authority.

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(f)      Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.17.     Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.

(a)      The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Dallas, Texas time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the
Agent at its offices in New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 and the other clauses of this Section 2.17 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)      If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)      If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such
Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in
LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective
Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which

                                                                32

the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)      Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the
Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(e)      If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e),
2.06(b), 2.17(d) or 10.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)      All proceeds received by the Agent from the sale or other liquidation of the Collateral when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbursed obligations (including reasonable attorneys' fees and expenses) owing to the Agent in its capacity as Agent only and then any remaining amount of such proceeds shall be distributed:

(i)      first, to an account at the Agent over which the Agent shall have control in an amount sufficient to fully collateralize all LC Exposure then outstanding; and

(ii)     second, to the Lenders, pro rata in accordance with the such Lender's Revolving Exposure, until all the Revolving Loans have been paid and satisfied in full or cash collateralized.

All amounts paid under the terms of the Subsidiary Guaranty shall be applied as provided in paragraph 5 of the Guaranty.

(g)      After all Revolving Commitments are terminated and all other obligations of any Lender to Borrower or any Guarantor are otherwise satisfied, any proceeds of Collateral shall be delivered to the Person entitled thereto as determined by the Intercreditor
Agreement, by applicable law or applicable court order.

SECTION 2.18.     Mitigation Obligations; Replacement of Lenders.

(a)      If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any
Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not

                                                                34

subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)      If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any
Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder or if a Lender fails to consent to an Extension Request, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this
Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent (and, if a Revolving
Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such
Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC
Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts due under Section 2.15 other than in connection with an assignment resulting from a Lender's default in its obligations to fund Loans), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment under the terms of Section 2.08(b) resulting from the rejection of an
Extension Request, such assignment will result in the consent by all Lenders to such Extension Request.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.     Increase of Revolving Commitments.  By written notice sent to the Agent (which the Agent shall promptly distribute to the Lenders), the Borrower may request an increase of the aggregate amount of the Revolving Commitments:  (i) by an aggregate amount equal to any integral multiple of $5,000,000 and (ii) by an amount not to exceed $50,000,000; provided that (i) no Default shall have occurred and be continuing and (ii) the aggregate amount of the Revolving Commitments shall not previously have been increased more than two times pursuant to this Section 2.19.  Each Lender, in its sole and absolute discretion, shall determine whether it will increase its Revolving Commitment.  If one or more of the Lenders will not be increasing its Revolving Commitment pursuant to such request, then, with notice to the Agent and the other Lenders, another one or more financial institutions, each as approved by the Borrower and the Agent (a "New Lender"), may commit to provide an amount equal to the aggregate amount of the requested increase that will not be provided by the existing Lenders (the "Increase Amount"); provided, that the Revolving
Commitment of each New Lender shall be at least $5,000,000 and the maximum number of New Lenders shall be five (5).  Upon receipt of notice from the Agent to the Lenders and the Borrower that the Lenders, or sufficient Lenders and New Lenders, have agreed to commit to an aggregate amount equal to the Increase Amount (or such lesser amount as the Borrower shall agree, which shall be at least
$5,000,000 and an integral multiple of $5,000,000 in excess thereof), then: provided that no Default exists at such time or after giving effect to the requested increase, the Borrower, the Agent and the Lenders willing to increase their respective Revolving
Commitments and the New Lenders (if any) shall execute and deliver an Increased Commitment Supplement (herein so called) in the form attached hereto as Exhibit C.  If all existing Lenders shall not have provided their pro rata portion of the requested increase, then after giving effect to the requested increase the outstanding Revolving Loans may not be held pro rata in accordance with the new Revolving Commitments. In order to remedy the forgoing, on the effective date of the Increased Commitment Supplement the

                                                                34

Borrower shall request a borrowing hereunder which shall be made only by the Lenders who have increased their Revolving Commitment and, if applicable, the New Lenders.  The proceeds of such borrowing shall be utilized by the Borrower to repay the outstanding
Revolving Loans of Lenders who did not agree to increase their Revolving Commitments, such borrowing and repayments to be in amounts sufficient so that after giving effect thereto, the Revolving Loans shall be held by the Lenders pro rata according to their respective Revolving Commitments.  The Revolving Commitments of the Lenders who do not agree to increase their Revolving Commitments can not be reduced or otherwise changed pursuant to this Section 2.19.

SECTION 2.20.     Exiting Lender; Adjustment of Outstandings.  The Bank of Nova Scotia (herein the "Exiting Lender") has requested that its Revolving Commitment under the Prior Agreement be terminated.  On the Effective Date, the Revolving Commitment of the
Exiting Lender under the Prior Agreement shall terminate.  The Exiting Lender and the other parties hereto agree that after the
Effective Date: (i) the Exiting Lender's rights hereunder and under the Prior Agreement will be extinguished (except for those rights under the Prior Agreement that survive the termination of the Prior Agreement) and the Exiting Lender will be released from its obligations under the Prior Agreement, this Agreement and the other Loan Documents; (ii)  the Exiting Lender shall no longer be deemed a "Lender" under this Agreement or the Prior Agreement (except in respect to the provisions of the Prior Agreement which survive its termination); and (iii) this Agreement may be amended or otherwise modified without the Exiting Lender's consent or agreement except the consent of the Exiting Lender shall be required for any amendment or other modification of this Section 2.20 which affects the Exiting Lender).  Because of the termination of the Exiting Lender's Revolving Commitment in effect under the
Prior Agreement and the changes in the other Revolving Commitments contemplated hereby, the outstanding Revolving Loans may not be held pro rata in accordance with the new Revolving Commitments as herein set forth.  In order to remedy the forgoing, on the
Effective Date, the Borrower shall request a borrowing hereunder which shall be made only by the Lenders whose pro rata portions have increased as compared to the pro rata portions under the Prior Agreement.  The proceeds of such borrowing shall be utilized by the Borrower to repay the outstanding Revolving Loans and other obligations of the Exiting Lender and to reduce the outstanding amount of the Revolving Loans of the Lenders whose pro rata portions decreased (as compared to the pro rata portions under the Prior
Agreement), such borrowing and repayments among the Lenders to be in amounts sufficient so that after giving effect thereto, the
Revolving Loans shall be held by the Lenders pro rata according to their respective Revolving Commitments as established hereunder.
The amounts funded under the foregoing sentence shall be deemed an ABR Loan (unless otherwise requested by the Borrower under the terms hereof) and a continuation and assignment of the Revolving Loans made by the Lenders receiving such funds. The Borrower agrees to pay each Lender receiving such funds under the foregoing sentence any amounts due under Section 2.15 of the Prior Agreement arising from the payment of any Eurodollar Loan in existence under the Prior Agreement prior to the end of the Interest Period applicable thereto resulting from such receipt of funds.

                                                                ARTICLE III.

                                                    Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

SECTION 3.01.     Organization; Powers.  Each of the Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a
Material Adverse Effect.

                                                                35

SECTION 3.02.     Authorization; Enforceability.  The Loan Documents to be entered into by the Borrower and each Guarantor are within their respective corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower or any of the Guarantors is to be a party, when executed and delivered, will constitute, a legal, valid and binding obligation of, the Borrower or such Guarantor (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.     Governmental Approvals; No Conflicts.  The execution, performance and delivery of the Loan Documents by the
Borrower and the Guarantors (a) do not require any consent or approval of, registration or filing with (other than the inclusion of this Agreement as an exhibit to routine filings under the Securities Exchange Act of 1934), or any other action by, any Governmental
Authority, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the
Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a material default under any indenture, agreement or other instrument (including the Subordinated Debt Documents, the
Synthetic Airplane Lease Facility, and the Synthetic Equipment Lease Facility) binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries.

SECTION 3.04.     Financial Condition; No Material Adverse Change.

(a)      The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended March 31, 2002 reported on by independent public accountants, and
(ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2002, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)      Except: (i) as disclosed in the financial statements referred to above or the notes thereto and (ii) for the Disclosed
Matters, none of the Borrower or the Subsidiaries has, as of the Effective Date, any contingent liabilities, unusual long-term commitments or unrealized losses which could reasonably be expected to result in a Material Adverse Effect.

(c)      Except for the Disclosed Matters, since September 30, 2002 there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.05.     Properties.

(a)      Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Collateral), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes free and clear of all Liens other than Permitted Encumbrances and Liens permitted by clauses (ii) through (v) of Section 6.02;

                                                                36

(b)      Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(c)      As of the Effective Date, neither the Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any other real property owned by it or any sale or disposition thereof in lieu of condemnation.  Neither any such real property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such real property or interest therein.

SECTION 3.06.     Litigation and Environmental Matters.

(a)      There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents, the Subordinated Debt
Documents, the Synthetic Airplane Lease Facility, and the Synthetic Equipment Lease Facility.

(b)      Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any
Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)      The Disclosed Matters, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.     Compliance with Laws and Agreements.  Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08.     Investment and Holding Company Status.  Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09.     Taxes.  Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                                                                37

SECTION 3.10.     ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse
Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of
Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 of the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial
Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 of the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.     Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.     Subsidiaries.  As of February 5, 2003, Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto.  As of February 5, 2003, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Borrower's ownership of the outstanding Equity Interests of each Subsidiary directly owned by Borrower, the percentage of each Subsidiary's ownership of the outstanding Equity Interests of each other Subsidiary and the authorized, issued and outstanding Equity Interests of each Subsidiary.  All of the outstanding Equity Interests of each Subsidiary has been validly issued, are fully paid, and nonassessable.  Except as permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of the Borrower or any Subsidiary.

SECTION 3.13.     Insurance.  Each of the Borrower and the Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the Borrower and the Subsidiaries and located in similar geographic areas in which the Borrower and the Subsidiaries operate.

SECTION 3.14.     Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any
Subsidiary pending or, to the knowledge of the Borrower, threatened.  The hours worked by and payments made to employees of the
Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any material respect.  All material amounts due from the Borrower or any
Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

SECTION 3.15.     Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of Borrower and each Guarantor, at a fair valuation, will exceed its debts and

                                                                38

liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Borrower and each
Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and each
Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.  As used in this Section 3.15, the term "fair value" means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and "present fair saleable value" means the amount that may be realized if the applicable company's aggregate assets are sold with reasonable promptness in an arm's length transaction under present conditions for the sale of a comparable business enterprises.

SECTION 3.16.     Margin Securities.  Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of
Regulations U or X of the Board of Governors of the Federal Reserve System), and, except for the repurchases of the Borrower's capital stock in accordance with the limitations in Section 6.08, no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

SECTION 3.17.     Senior Indebtedness.  The Indebtedness under this Agreement and the other Loan Documents constitutes "Senior
Indebtedness" and "Designated Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

                                                                ARTICLE IV.

                                                              Conditions

SECTION 4.01.     Effective Date. The obligations to consummate the amendment and restatement of the Prior Agreement as herein contemplated and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02)
all of which must occur on or prior to February 28, 2003:

(a)      The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)      The Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders and dated the Effective
Date) of counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, the Guarantor or the Loan Documents as the Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c)      The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the power and authority of Borrower and each
Guarantor to execute, deliver and perform the Loan Documents to which each is a party and any other legal matters relating to the
Borrower, any Guarantor or the Loan Documents, all in form and substance satisfactory to the Agent and its counsel.

                                                                39

(d)      The Agent, JP Morgan Securities Inc. and Banc America Securities LLC shall have received all fees and other amounts due and payable on or prior to the Effective Date, including with respect to the Agent and JP Morgan Securities Inc. only, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e)      The Agent shall have received the Intercreditor Agreement executed by all parties thereto.

(f)      The Agent shall have received payment of an amount equal to all unpaid interest and fees accrued under the Prior Agreement to the Effective Date, together with all other fees, expenses and other charges outstanding thereunder, including, without limitation, any charges due under Section 2.15 of the Prior Agreement arising as a result of the termination of the Interest Periods thereunder on the Effective Date.

(g)      The Borrower shall have made a repayment of the Loan to the Agent and the Lenders to the extent necessary so that the total
Revolving Exposure will not exceed the total Revolving Commitments under this Agreement as of the Effective Date.

(h)      The Agent shall have received evidence that all Indebtedness outstanding under that certain Term Loan Credit Agreement dated September 21, 2001 between the Borrower and JPMorgan will be paid in full on the Effective Date.

        (i)      The Agent shall have received:

        (i) evidence that all "Loans" advanced by the "Lenders" and all "Holder Advances" advanced by the "Holders" (as such terms are defined in the documents executed in connection with the Synthetic Real Property Lease) will, on the Effective Date and with proceeds of Loans hereunder, either: (A) be repaid in full and/or (B) purchased in their entirety, in each case, either:

        (x)     by a newly created or acquired Subsidiary of the Borrower whose purpose shall be (upon its creation and at all times thereafter) solely to (A) hold the interest so acquired and/or hold, finance and develop the interest in the Synthetic Property and other assets currently owned by the trusts established in connection with the
        Synthetic Real Property Lease and (B) to acquire, hold, finance and develop a proposed data center facility
        (including the real and personal property related thereto) within 100 miles of one of the Borrower's existing customer service facilities (such subsidiary, herein the "Synthetic Real Estate Subsidiary"); and/or

        (y)      a Person unaffiliated with (but controlled by) the Borrower in which the Borrower or a Subsidiary has made an advance or capital contribution for the purpose of consummating the transactions contemplated by this clause
        (i) (the documentation evidencing the Borrower's or a Subsidiary's advance or capital contribution, herein the "SPV
        Finance Documents");

        (ii)    evidence that, effective as of the Effective Date, the Synthetic Lenders (as defined by the Original Intercreditor
        Agreement) shall not be entitled to the benefits of the Intercreditor Agreement (the transactions described in subclauses
        (i) and (ii) of this clause (i) are herein the "TROL Loan and Holder Advance Repayment"); and

                                                                40

        (iii)   if a Synthetic Real Estate Subsidiary is acquired or created: (1) a Subsidiary Joinder Agreement pursuant to which such Subsidiary shall become a party to the Subsidiary Guaranty; (2) such executed documentation as the Agent may request to cause the Equity Interest in such Synthetic Real Estate Subsidiary to be pledged to the Collateral Agent under the terms of the Security Agreement; and (3) such other documentation as the Agent may require to evidence the existence, goodstanding and authority of the Borrower, the Synthetic Real Estate Subsidiary and any other Persons to enter into the transactions contemplated by this Section 4.01 (i).

(j)     The Exiting Lender shall have received all amounts owed to it under the Prior Agreement.

(k)     The representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents shall be true and correct in all material respects.

(l)     No Default shall have occurred and be continuing.

SECTION 4.02.   Each Credit Event. The obligations of each Lender to make a Loan on the occasion of any Borrowing, and of the
Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)      The representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)      At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this
Section.

                                                                ARTICLE V.

                                                         Affirmative Covenants

         Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.     Financial Statements and Other Information.  The Borrower will furnish to the Agent and each Lender:

(a)      within 90 days after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of

                                                                41

such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) the Borrower's unaudited consolidating balance sheet and related statement of operations as of the end of and for such year, both certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;

(b)      within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and its unaudited consolidating balance sheet and statement of operations for the same period, all certified by one of its Financial
Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the
Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)      concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII, (iii) setting forth reasonably detailed calculations demonstrating the calculation of the Applicable
Rate, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)      concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)      at least 45 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)      promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority
succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the
Borrower to its shareholders generally, as the case may be; and

(g)      promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

SECTION 5.02.     Notices of Material Events.  The Borrower will furnish to the Agent and each Lender prompt written notice of the following:

                                                                42

(a)      the occurrence of any Default;

(b)      the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting, the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a
Material Adverse Effect;

(c)      the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d)      any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.     Existence; Conduct of Business.  The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.  The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business in such a manner so that no Material Adverse Effect will result.

SECTION 5.04.     Payment of Obligations.  The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.     Maintenance of Properties.  The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06.     Insurance.  The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as shall be in accordance with the general practices of businesses engaged in similar activities as the Borrower and the Subsidiaries and in similar geographic areas in which the Borrower and the Subsidiaries operate, containing such terms, in such forms and for such periods as may be reasonable and prudent.  The Borrower will furnish to the Lenders, upon request of the Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.07.     Casualty and Condemnation.  The Borrower will furnish to the Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any property owned by the Borrower or any Subsidiary or the commencement of any action or proceeding for the taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding that in any case could have a Material Adverse Effect.

                                                                43

SECTION 5.08.     Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.09.     Compliance with Laws.  The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental
Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect.

SECTION 5.10.     Use of Proceeds and Letters of Credit. The proceeds of the Loans and Swingline Loans will be used only for working capital, the repayment of Indebtedness to the extent permitted or otherwise not restricted hereunder (including, without limitation, prepayment of all Indebtedness under that certain Term Loan Credit Agreement dated September 21, 2001, between Borrower and
JPMorgan, as amended and the financing of the TROL Loan and Holder Advance Repayment) and other general corporate needs of the
Borrower. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.  Letters of Credit will be issued only to support the general corporate needs of the Borrower and the Subsidiaries.  On the Effective Date, Borrower will (a) repay in full all Indebtedness outstanding under that certain Term Loan Credit Agreement dated September 21, 2001 between Borrower and JPMorgan and (b) consummate the TROL Loan and Holder Advance Repayment.

SECTION 5.11.     Additional Subsidiaries; Additional Guarantors.  If any additional Subsidiary is formed or acquired after
February 5, 2003 and if such Subsidiary is a Domestic Subsidiary, the Borrower will notify the Agent and the Lenders thereof and the
Borrower will cause such Subsidiary to become a party to the Subsidiary Guaranty.  Borrower will and will cause the Subsidiaries
(including any new Subsidiary formed or acquired and the Synthetic Real Property Subsidiary), to comply with its obligations under the Intercreditor Agreement and Security Agreement arising in connection with any such formation or acquisition promptly after such
Subsidiary is formed or acquired or, with respect to the Synthetic Real Property Subsidiary, promptly when otherwise required under the terms of the Intercreditor Agreement.

SECTION 5.12.     Further Assurances.  The Borrower will execute, and will cause each Guarantor to execute, any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which either the Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents all at the expense of the Borrower.

SECTION 5.13.     Compliance with Agreements.  The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which is not reasonably expected to have a Material Adverse Effect.

                                                                ARTICLE VI.

                                                          Negative Covenants

         Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                                                                44

SECTION 6.01.     Indebtedness; Certain Equity Securities.

(a)      The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)      Indebtedness created under the Loan Documents and the Subordinated Debt Documents;

(ii)     Indebtedness existing on February 5, 2003 and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(iii)    Indebtedness owed by a Subsidiary to Borrower or owed by a Subsidiary to its parent incurred in accordance with the restrictions set forth in Section 6.04; provided that (A) the obligations of each obligor of such Indebtedness must be subordinated in right of payment to any liability such obligor may have for the obligations arising hereunder from and after such time as any portion of the obligations arising hereunder or under any other Loan Documents shall become due and payable (whether at stated
maturity, by acceleration or otherwise), (B) such Indebtedness must be incurred in the ordinary course of business or incurred to finance general corporate needs (or in the case of the Synthetic Real Property Subsidiary, incurred to finance the TROL Loan and
Holder Advance Repayment), (C) such Indebtedness must be provided on terms customary for intercompany borrowings among the Borrower and the Subsidiaries or must be made on such other terms and provisions as the Agent may reasonably require; and (D) the sum of the aggregate outstanding amount of the obligations of Excluded Subsidiaries guaranteed pursuant to clause (iv) below plus the aggregate outstanding principal amount of the loans and advances made to Excluded Subsidiaries by Borrower and the Subsidiaries (such sum the
"Excluded Subsidiary Loan and Guaranty Amount") shall not at any time exceed the Dollar Amount equal to $20,000,000 (the "Excluded
Subsidiary Loan and Guaranty Limit");

(iv)     Guarantees by the Borrower or a Subsidiary of (A) Indebtedness of any of its wholly owned direct Subsidiaries; (B) trade accounts payable owed by any of its wholly owned direct Subsidiaries and arising in the ordinary course of business or (C) operating leases of any of its wholly owned direct Subsidiaries entered into in the ordinary course of business; provided that:  (1) the
Indebtedness guaranteed is otherwise permitted hereunder; (2) no Default exists or would result from such Guarantee; and (3) the
Excluded Subsidiary Loan and Guaranty Amount shall not exceed the Excluded Subsidiary Loan and Guaranty Limit;

(v)      Guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding a Dollar Amount equal to $5,000,000 in aggregate liability;

(vi)     Indebtedness constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Borrower's or a Subsidiaries' behalf in accordance with the policies issued to Borrower and the Subsidiaries;

(vii)    Indebtedness arising in connection with Hedging Agreements entered into in the ordinary course of business to enable
Borrower or a Subsidiary (a) to limit the market risk of holding currency in either the cash or futures market or (b) to fix or limit Borrower's or any Subsidiaries' interest expense;

                                                                45

(viii)   The obligations arising under the Synthetic Airplane Lease Facility and the Synthetic Equipment Lease Facility;

(ix)     Indebtedness arising in connection with preferred Equity Interest permitted to be issued in accordance with Section
6.01(b);

(x)      Indebtedness for borrowed money not otherwise permitted under this Section 6.01 of any Excluded Subsidiary provided that the aggregate outstanding amount of all such Indebtedness shall not at any time exceed the Dollar Amount equal to $5,000,000;

(xi)     Indebtedness arising as a result of the licensing of software by the Borrower and the Subsidiaries; and

(xii)    The following Indebtedness which may only be created, incurred, assumed or permitted to exist if no Default exists or would result therefrom:

(A)      Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (but excluding the acquisition of assets which constitute a business unit of a Person), including Capital
Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (including, without limitation, any assumption of a Capital Lease Obligation of a third party customer of Borrower or a Subsidiary in connection with (1) an outsourcing agreement entered into with such third party in the ordinary course of the Borrower's or such Subsidiary's business and (2) the transfer to Borrower or a Subsidiary of the assets financed by the Capital Lease Obligation assumed) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;
provided that (1) such Indebtedness (other than any Indebtedness incurred in connection with any sale and leaseback transactions permitted hereby) is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; (2) such Indebtedness does not exceed the amount of the purchase price or the costs of construction or improvement, as the case may be, of the applicable asset; and (3) after giving proforma effect to such Indebtedness, the Borrower shall be in compliance with Section 7.02 as of the most recently ended fiscal quarter of Borrower;

(B)      Indebtedness (including Capital Lease Obligations and obligations under Synthetic Leases) of the Borrower incurred to refinance the Conway Facility and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that: (1)  the aggregate principal amount thereof does not exceed $45,000,000; (2) such Indebtedness does not exceed the appraised value of the Conway Facility; (3) the maturity date of such Indebtedness does not occur prior to the Maturity Date; and (4) after giving proforma effect to such Indebtedness, the Borrower shall be in compliance with Section 7.02 as of the most recently ended fiscal quarter of Borrower prior to the date of the incurrence of such Indebtedness;

(C)      Indebtedness (including Capital Lease Obligations and obligations under Synthetic Leases) incurred to refinance the
Synthetic Property and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that: (1)  the aggregate principal amount thereof does not exceed $45,800,000; (2) such Indebtedness does not exceed the appraised value of the Synthetic
Property; (3) the maturity date of such Indebtedness does not occur prior to the Maturity Date; and (4) after giving proforma effect to such Indebtedness, the Borrower shall be in compliance with Section 7.02 as of the most recently ended fiscal quarter of Borrower prior to the date of the incurrence of such Indebtedness;

                                                                46

(D)      Indebtedness of any Person that becomes a Subsidiary after the date hereof or is merged with or into Borrower or a
Subsidiary in accordance with the permissions herein set forth; provided that (1) such Indebtedness exists at the time such Person becomes a Subsidiary or was so merged and is not created in contemplation of or in connection with such Person becoming a Subsidiary or merger; (2) after giving proforma effect to such Indebtedness and the EBITDAR of the Person who became a Subsidiary, the Borrower shall be in compliance with Section 7.02 for the most recently ended fiscal quarter of Borrower prior to the date of the incurrence of such Indebtedness;

(E)      Unsecured Indebtedness of Borrower and of the Guarantors of the type described in clauses (a), (b), (c), (e), and (l) of the definition thereof, in addition to the Indebtedness permitted by clauses (i) through (xi) of this Section 6.01(a) and the foregoing clauses (A) (B), (C) and (D); provided that after giving proforma effect to the Indebtedness incurred under the permissions of this clause (xii)(E), the Borrower shall be in compliance with Section 7.02 as of the most recently ended fiscal quarter of Borrower prior to the date of the incurrence of such Indebtedness;

(F)      Unsecured Indebtedness arising under Guarantees which are not permitted under clauses (ii), (iv) and (v) of this Section
6.01(a) provided that, after giving proforma effect to the Indebtedness incurred under the permissions of this clause (xii)(F):  (i)
the Borrower shall be in compliance with Section 7.02 as of the most recently ended fiscal quarter of the Borrower prior to the date of the incurrence of such Indebtedness and (ii) the aggregate amount of Indebtedness incurred under the permissions of this clause
(xii)(F) shall not exceed $4,000,000; and

(G)      Indebtedness of Borrower and of the Guarantors of the type described in clauses (a), (b), (c), (e), (h) and (l) of the definition thereof, in addition to the Indebtedness permitted by clauses (i) through (xi) of this Section 6.01(a) and the foregoing clauses (A) through (F); provided that after giving proforma effect to the Indebtedness incurred under the permissions of this clause (xii)(G): (i) the Borrower's Leverage Ratio calculated on a proforma basis as of the most recent quarter end prior to the date of the incurrence of such Indebtedness shall not exceed 2.50 to 1.00, and (ii) the aggregate amount of Indebtedness incurred under the permission of this clause (xii)(G) shall not exceed $25,000,000.

(b)      The Borrower will not, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity
Interests except for the preferred Equity Interest set forth in Schedule 6.01 and except for the issuance of preferred Equity
Interests by the Subsidiaries as long as the aggregate amount to be paid in connection with the redemption of such preferred Equity
Interests issued after the Effective Date does not exceed a Dollar Amount equal to $5,000,000 and no mandatory redemption of such preferred Equity Interest is due prior to the Maturity Date first established under the terms of this Agreement.

SECTION 6.02.     Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any
Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)      Permitted Encumbrances and Liens created by the Security Agreement, the Mortgages, the Intercreditor Agreement and the
other Loan Documents;

                                                                47

(ii)     Any Lien on any property or asset of the Borrower or any Subsidiary existing on February 5, 2003 and set forth in
Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and
(ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)    Liens created in connection with the Synthetic Airplane Lease Facility and the Synthetic Equipment Lease Facility on
property leased pursuant to the applicable related leases as long as such Liens do not encumber any other property of the Borrower or any Subsidiary;

(iv)     Liens encumbering the property of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary incurred in accordance with the permissions of Section 6.01(a)(x);

(v)      The following Liens which may only be created, incurred, assumed or permitted to exist if no Default exists or would result therefrom:

(A)      Any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof in accordance with Section 6.04 prior to the time such Person becomes a Subsidiary; provided that (1) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (2) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (3) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and (D) the Indebtedness secured thereby is otherwise permitted by Section
6.01;

(B)      Liens on fixed or capital assets (but excluding assets which constitute a business unit) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (1) such security interests secure Indebtedness permitted by clause (xii)(A) of
Section 6.01(a), (2) with respect to all transactions other than sale and leaseback transactions permitted hereby, such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (3) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (4) such security interests shall not apply to any other property or assets of the
Borrower or any Subsidiary;

(C)      Consensual Liens on the Conway Facility; provided that such Liens secure Indebtedness permitted by clause (xii)(B) of
Section 6.01(a);

(D)      Consensual Liens on Synthetic Property, the other assets of the Synthetic Real Property Subsidiary, the SPV Finance
Documents and the Equity Interest of the Synthetic Real Property Subsidiary; provided that such Liens secure Indebtedness permitted by clause (xii)(A) or (C) of Section 6.01(a); and

(E)      Consensual Liens on assets which are not, or are not required to be, Collateral; provided, that such Liens secure
Indebtedness permitted by clause (xii)(G) of Section 6.01(a).

SECTION 6.03.     Fundamental Changes.

(a)      The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall exist:  (i) any Subsidiary may merge into the Borrower in a transaction in which the
Borrower is the surviving corporation, (ii) any Subsidiary may merge into or consolidate with any other Subsidiary if the surviving
Person assumes the obligations of the applicable Subsidiary under the Loan Documents, if any, and is solvent as contemplated under
Section 3.15 hereunder after giving effect to such merger or consolidation, except that a Significant Subsidiary that is a Domestic

                                                                48

Subsidiary may not be merged into or consolidated with a Foreign Subsidiary; (iii) any Excluded Subsidiary may liquidate or dissolve if its assets are transferred to Borrower or a Significant Subsidiary and the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and (iv)
Borrower or any Subsidiary may consolidate with or merge with any other Person in connection with an acquisition permitted by
Section 6.04.

(b)      The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04.     Investments, Loans, Advances, Guarantees and Acquisitions.  The  Borrower will not, and will not permit any of the
Subsidiaries to, purchase, hold or acquire any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)      Permitted Investments;

(b)      Investments, loans and advances existing on February 5, 2003 and set forth on Schedule 6.04;

(c)      Loans and advances to employees for business expenses incurred in the ordinary course of business;

(d)      Loans and advances by Borrower or any Subsidiary to any of the Guarantors made in accordance with the restrictions set forth in Section 6.01; provided that, at the time any such loan or advance is made, no Default exists or would result therefrom;

(e)      Loans and advances by Borrower or any Subsidiary to any of its directly owned Excluded Subsidiaries made in accordance with the restrictions set forth in Section 6.01; provided that, at the time of any such advance or loan, no Default exists or would result therefrom and at no time shall the Excluded Subsidiary Loan and Guaranty Amount exceed the Excluded Subsidiary Loan and
Guaranty Limit;

(f)      If no Default exists, Borrower and the Subsidiaries may make additional investments in or purchase Equity Interest of a wholly owned Subsidiary or a newly created Person organized by Borrower or a Subsidiary that, immediately after such investment or purchase, will be a wholly owned Subsidiary if the obligations under Section 5.11 shall be fulfilled and the aggregate amount of such contributions and investments made under the permissions of this clause (f) does not exceed a Dollar Amount equal to $100,000 since the effective date of the Prior Agreement;

(g)      Investments by Foreign Subsidiaries which are held or made outside the United States of the same or similar quality as the
Permitted Investments;

(h)      The Borrower or any Subsidiary (the "Acquiring Company") may acquire assets constituting a business unit of any Subsidiary
(a "Transferring Subsidiary") if the Acquiring Company assumes all the Transferring Subsidiary's liabilities, including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party and if all of the capital

                                                                49

stock of the Transferring Subsidiary is owned directly or indirectly by the Acquiring Company (and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate) except that no Foreign Subsidiary may acquire assets of a Domestic Subsidiary in such a transaction;

(i)      If no Default exists or would result therefrom, Borrower and any Subsidiary may acquire all the Equity Interest of any
Person or the assets of a Person constituting a business unit if:

(i)      The Target is involved in a similar type of business activities as the Borrower or the Subsidiary;

(ii)     If the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the
Target will become a Subsidiary wholly and directly owned by Borrower or will, simultaneously with the acquisition be merged into
Borrower or a Subsidiary.  If the proposed acquisition is an acquisition of a business unit, the acquisition will be structured so that Borrower or a Subsidiary wholly and directly owned by Borrower will acquire the business unit;

(iii)    The cash portion of the Purchase Price for the proposed acquisition in question together with the cash portion of the
Purchase Prices paid for all acquisitions consummated in the same fiscal year does not exceed a Dollar Amount equal to the greater of (A) $75,000,000 or (B) twenty-five percent (25%) of the total of the following (i.e., ebitda), each calculated for Borrower without duplication on a consolidated basis for the most recently completed four fiscal quarter period prior to the date of determination: (a) Consolidated Net Income (as defined in Section 7.01); plus (b) any provision for (or less any benefit from)
income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income;

(iv)     Borrower shall have provided to the Agent and each Lender prior to or on the date that the proposed acquisition is to be consummated the following:  (a) the name of the Target; (b) a description of the nature of the Target's business; and (c) a certificate of a Financial Officer of the Borrower (1) certifying that no Default exists or could reasonably be expected to occur as a result of the proposed acquisition, and (2) demonstrating compliance with the criteria set forth in clauses (iii) and (vi) of this
Section 6.04(i) and that both as of the date of any such acquisition and immediately following such acquisition the Borrower is and on a pro forma basis projects that it will continue to be, in compliance with the financial covenants of this Agreement;

(v)      Such acquisition has been:  (i) in the event a corporation or its assets is the Target, either (x) approved by the Board of
Directors of the corporation which is the Target, or (y) recommended by such Board of Directors to the shareholders of such Target,
(ii) in the event a partnership is the Target, approved by a majority (by percentage of voting power) of the partners of the Target,
(iii) in the event an organization or entity other than a corporation or partnership is the Target, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the Target or (iv) in the event the corporation, partnership or other organization or entity which is the Target is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction; and

(vi)     After giving proforma effect to any Indebtedness and EBITDAR of the Person to be acquired or whose assets are to be acquired, Borrower shall have a Leverage Ratio of no more than 2.50 to 1.00 calculated for the most recently ended fiscal quarter of
Borrower prior to the date of the proposed acquisition;

                                                                50

(j)      Guarantees constituting Indebtedness permitted by Section 6.01;

(k)      Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)      Advances and capital contributions made in a Person under the terms of Section 4.01(i)(i)(y) in connection with the TROL
Loan and Holder Advance Repayment; and

(m)      In addition to the investments, loans and advances permitted by clauses (a) through (l) of this Section 6.04, any other investment, loan or advance by Borrower or Guarantor; provided that as of the date of any such proposed investment, advance or loan and after giving effect thereto:  (i) no Default exists, (ii) the sum of the aggregate original book value of all investments made under the permissions of this Section 6.04(m) plus the aggregate outstanding principal amount of all loans and advances made under the permissions of this Section 6.04(m) shall never exceed a Dollar Amount equal to the greater of (x) $45,000,000 or (y) twelve percent (12%) of Consolidated Tangible Net Worth (as defined in Section 7.01) calculated as of the date of determination, (iii) the
Borrower's Leverage Ratio calculated for the most recently ended fiscal quarter of Borrower prior to such date as of the date of such investment, loan or advance shall not exceed 2.50 to 1.00, and (iv) the Borrower shall promptly comply with the terms of the
Security Agreement to pledge to the Collateral Agent any assets acquired in connection with any such investment, loan or advance.

SECTION 6.05.     Asset Sales; Equity Issuances.  The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a)      sales, transfers and dispositions of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and the sale, lease or sublease of equipment to customers in the ordinary course of business;

(b)      sales, transfers and dispositions to the Borrower or a Subsidiary in accordance with Section 6.04;

(c)      a Subsidiary may sell preferred Equity Interest issued by such Subsidiary in accordance with the limitations set forth in
Section 6.01(b);

(d)      sales, transfers and dispositions of the Equity Interests in the Synthetic Real Property Subsidiary, the Synthetic Property
or the other assets of the Synthetic Real Property Subsidiary in connection with, and to facilitate the financing of, the Synthetic
Real Property or the other assets of the Synthetic Real Property Subsidiary in a transaction permitted by Section 6.01 (a)(xii)(C)
or (A); and

(e)      sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section 6.05 (such other sales, transfers and other dispositions herein the "Dispositions"); if: (1) no Default exists or would result therefrom, (2)
the Borrower's Leverage Ratio calculated both prior to and after giving effect to the proposed Disposition for the most recently ended fiscal quarter prior to such date shall not exceed 2.50 to 1.00, and (3) after giving effect to such Disposition, the aggregate book value of all such assets sold, transferred or otherwise disposed of since the Effective Date under the permissions of this clause (e) would not exceed a Dollar Amount equal to the greater of (i) $50,000,000 or (ii) twelve percent (12%) of the
Accumulated Asset Value, calculated as of the date of the Disposition.  Notwithstanding the foregoing, the Borrower may make a

                                                                51

Disposition and the book value of the assets shall not be required to be included in the foregoing computation if no Default exists or would result from such Disposition and (1) such Disposition is pursuant to the Synthetic Equipment Lease Facility or another sale and leaseback transaction permitted under Section 6.06 or (2) the Borrower shall, within 180 days after such Disposition invest the
Net Proceeds thereof in Collateral for use in the business of the Borrower and the Subsidiaries;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above)
shall be made for fair value.  For the purposes of this Section 6.05, "Accumulated Asset Value" means, as of the date of determination, the sum of the Asset Value (as defined in Section 7.04) as of December 31, 2001 plus (b) the increases (or minus the decreases) in the Asset Value since December 31, 2001 as reflected in the Borrower's consolidated balance sheet for each completed calendar year occurring subsequent to December 31, 2001 prior to the date of determination.

SECTION 6.06.     Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and the lease thereof pursuant to:

(i)      the Synthetic Equipment Lease Facility, the Synthetic Airplane Lease Facility or any lease of the Synthetic Property or the other assets of the Synthetic Real Property Subsidiary (including the proposed data center facility); or

(ii)     any other lease otherwise permitted hereby of property which is located or delivered in Arkansas and was purchased under the Arkansas Enterprise Zone Program which allows the Borrower or a Subsidiary to obtain a refund of Arkansas state sales and use taxes with respect thereto; or

(iii)    any other lease otherwise permitted hereby if, after giving effect to any sale in connection with a lease permitted under this clause (iii), the aggregate book value of all assets sold pursuant to the permissions of this Section 6.06(iii) in any fiscal year does not exceed a Dollar Amount equal to $50,000,000.

SECTION 6.07.     Hedging Agreements.  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging
Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the
Borrower or any Subsidiary is exposed in the conduct of its business and the management of its liabilities.

SECTION 6.08.     Restricted Payments; Synthetic Purchase Agreements.

(a)      The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, that:

(i)      Subsidiaries may declare and pay dividends ratably with respect to their capital stock;

(ii)     Borrower and any Subsidiary may: (A) pay Indebtedness created under the Loan Documents; (B) prepay on the Effective Date all Indebtedness outstanding under that certain Term Loan Credit Agreement dated September 21, 2001 between Borrower and JPMorgan;
and (C) prepay on the Effective Date all "Loans" advanced by the "Lenders" and all "Holder Advances" advanced by the "Holders" (as such terms are defined in the documents executed in connection with the Synthetic Real Property Lease);

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(iii)    Borrower and any Subsidiary may make regularly scheduled interest and principal payments as and when due in respect of any
Indebtedness, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

(iv)     Borrower and any Subsidiary may refinance any Indebtedness to the extent permitted by Section 6.01;

(v)      Borrower and any Subsidiary may pay secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(vi)     Subsidiaries may make payment in respect of preferred Equity Interest issued under the permissions of Section 6.01(b) when such payments become due;

(vii)    If no Default exists or would result, Borrower and any Subsidiary may prepay: (A) Indebtedness which is senior in right of payment to the Subordinated Debt, (B) Capital Lease Obligations and (C) obligations under Synthetic Leases (including, without limitation, the obligations under the Synthetic Airplane Lease Facility and the Synthetic Equipment Lease Facility); provided that the aggregate amount of the prepayments made under the permissions of this clause (vii) shall not exceed $15,000,000 each fiscal year;

(viii)   In addition to the Restricted Payments permitted by clauses (i) through (vii) of this Section 6.08(a), the Borrower may declare and make any other Restricted Payment if:

(A)      no Default exists or would result therefrom;

(B)      after giving proforma effect to the proposed Restricted Payment, the Borrower's Leverage Ratio calculated on a proforma basis as of the most recent quarter end prior to the date of payment does not exceed 2.50 to 1.00; and

(C)      the aggregate amount of Restricted Payments made under the permissions of this clause (viii) after the Effective Date and made under clause (a)(iii) of Section 6.08 of the Prior Agreement since November 12, 2002 shall not at any time exceed:

(1)      either $50,000,000 or if after giving proforma effect to the proposed Restricted Payment, the Borrower's Leverage Ratio calculated on a proforma basis as of the most recent quarter end prior to the date of payment does not exceed 2.00 to 1.00, then
$75,000,000; plus

(2)      if the following conditions are satisfied as of the date of the payment, $15,000,000:

(x)      Borrower shall have delivered to Agent a Covenant Change Notice;

(y)      after giving proforma effect to the proposed payment, the Borrower's Leverage Ratio calculated on a proforma basis as of the most recent quarter end prior to the date of payment does not exceed 1.50 to 1.00;

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(z)      the total Revolving Exposures shall not exceed an amount equal to 40% of the total Revolving Commitments; and

(ix)     In addition to the Restricted Payments permitted by clauses (i) through (viii) of this Section 6.08(a), the Borrower may prepay or repurchase all or any portion of the Subordinated Debt on or after January 15, 2005 if as of the date of any such prepayment or repurchase and after giving effect thereto:

(A)      no Default exists or would result therefrom;

(B)      Borrower shall have delivered to Agent a Covenant Change Notice;

(C)      after giving proforma effect to the proposed prepayment or repurchase, the Borrower's Leverage Ratio calculated on a proforma basis as of the most recent quarter end prior to the date of prepayment or repurchase does not exceed 1.50 to 1.00; and

(D)      the total Revolving Exposures shall not exceed an amount equal to 40% of the total Revolving Commitments.

Any prepayment or repurchase of Subordinated Debt made on or after January 15, 2005 shall first be counted in determining the use of the $50,000,000 or $75,000,000, as applicable, basket set forth above in clause (viii)(C) of this Section 6.08(a) (if any of such basket is then available) and then shall be made only under the permissions of this clause (ix) and not counted as a use for purposes of determining compliance with clause (viii) of this Section 6.08(a).

(b)      Neither the Borrower nor any Subsidiary shall enter into or be party to, or make any payment under, any Synthetic Purchase
Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest, (A) the payments required to be made thereunder are limited to the $1,000,000 and (B) the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the Indebtedness and other obligations arising hereunder and under the other Loan Documents on terms satisfactory to the Required Lenders and (ii) in the case of any Synthetic Purchase Agreement related to any subordinated Indebtedness, (A) the payments required to be made thereunder are limited to the amount permitted under Section 6.08(a) and (B) the obligations of the
Borrower and the Subsidiaries thereunder are subordinated to the Indebtedness and other obligations arising hereunder and under the other Loan Documents to at least the same extent as the subordinated Indebtedness to which such Synthetic Purchase Agreement relates.  The Borrower shall promptly deliver to the Agent a copy of any Synthetic Purchase Agreement to which it becomes party.

SECTION 6.09.     Transactions with Affiliates.  The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:  (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-
length basis from unrelated third parties, and (b) any Restricted Payment permitted by Section 6.08.

SECTION 6.10.     Restrictive Agreements.  The Borrower will not, nor will it permit any  Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a)
the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other

                                                                54

Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document or by any Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the
Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions and conditions imposed by the documentation executed in connection with the financing permitted by Section 6.01(a)(xii)(C) as long as such restrictions and conditions are no more onerous to the Borrower and the Subsidiaries, and no more beneficial to the parties entitled to the protections thereof, than the restrictions and conditions hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.11.     Amendment of Organizational Documents.  The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents in a manner that would have a Material Adverse Affect.

SECTION 6.12.     Subordinated Debt Documents.  Borrower will not and will not permit any Subsidiaries to change or amend the terms of the Subordinated Debt Documents, if the effect of such amendment is to:  (a) increase the interest rate on the Subordinated Debt;
(b) shorten the time of payments of principal or interest due under the Subordinated Debt Documents; (c) change any event of default or any covenant to a materially more onerous or restrictive provision; (d) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holders of the Subordinated Debt in a manner materially adverse to Agent or any Lender as senior creditors or the interests of the Lenders under this Agreement or any other Loan
Document in any respect; or (f) in any manner amend any term of any Subordinated Debt Document relating to the prohibition of the creation or assumption of any Lien upon the properties or assets of Borrower or any Subsidiary or relating to the prohibition of creation, existence or effectiveness of any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to
(i) pay dividends or make any other distribution; (ii) subject to subordination provisions, pay any Indebtedness owed to Borrower or any Subsidiary; (iii) make loans or advances to Borrower or any Subsidiary; or (iv) transfer any of its property or assets to
Borrower or any Subsidiary.

SECTION 6.13.     Change in Fiscal Year.  Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated.

                                                                ARTICLE VII.

                                                          Financial Covenants

SECTION 7.01.     Consolidated Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth (as defined below)
in an amount not less than (a) $285,000,000 plus (b) 50% of the Borrower's Consolidated Net Income for the period from January 1,
2003 through the fiscal quarter to have completely elapsed as of the date of determination; plus (c) 100% of the net cash proceeds of any sale of Equity Interests or other contributions to the capital of the Borrower received by Borrower since January 1, 2003, calculated without duplication.  As used in this Agreement, the following terms have the following meanings:

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                  "Consolidated Net Income" means, for any period and any Person (a "Subject Person"), such Subject Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding any extraordinary, nonrecurring, nonoperating or noncash gains or losses, including or in addition, the following:

                           (i)      the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (A) Consolidated Net Income shall include amounts in respect of the income of such when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (B) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such
         Person for the purpose of funding any deficit or loss of such Person

                           (ii)     the income of any subsidiary to the extent the payment of such income in the form of a distribution or repayment of any Indebtedness to the Subject Person or a subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such subsidiary;

                           (iii)    any gains or losses accrued on foreign currency receivables or on foreign currency payables of the Subject Person or a subsidiary organized under the laws of the United States which are not realized in a cash transaction;

                           (iv)     the income or loss of any foreign subsidiary or of any foreign Person (other than a subsidiary) in which the Subject Person or subsidiary has an ownership interest to the extent that the equivalent
         Dollar Amount of the income contains increases or decreases due to the fluctuation of a foreign currency exchange rate after the Effective Date;

                           (v)      the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition; and

                           (vi)     the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary.

                           The gains or losses of the type described in clauses (i) through (vi) of this definition shall only be excluded in determining consolidated net income if the aggregate amount of such gains or losses exceed, in either case (i.e., gains or losses), $1,000,000 in the period of calculation.  If a gain or loss is to be excluded from the calculation of consolidated net income pursuant to the foregoing $1,000,000 threshold, the whole gain or loss shall be excluded, not just that amount in excess of the threshold.

                  "Consolidated Tangible Net Worth" means, at any particular time, the sum of (i) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; minus (ii) the sum of the following:  (a) the amount by which stockholders' equity has been increased by the write-up of any asset of the Borrower and the Subsidiaries after January 1, 2003, plus (b) the amount of net deferred income tax assets (less adjustments included in Consolidated Net Income after January 1,
         2003), plus (c) any cash held in a sinking fund or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, plus (d) the cumulative foreign currency translation adjustment (less adjustments included in Consolidated Net Income after January 1, 2003), plus (e) the amount at

                                                                56

         which shares of capital stock of the Borrower is contained among the assets on the consolidated balance sheet of the
         Borrower and the Subsidiaries, plus (f) the amount of any preferred stock, plus (g) to the extent included in clause (i) above of this definition, the amount properly attributable to the minority interests, if any, of other
         Persons in the stock, additional paid-in capital, and retained earnings of the Subsidiaries, plus (h) the amount of intangible assets carried on the balance sheet of the Borrower at such date determined in accordance with GAAP on a consolidated basis, including goodwill, patents, trademarks, tradenames, organizational expenses, deferred financing changes, debt acquisition costs, start up costs, preoperating costs, prepaid pension costs, or any other similar deferred charges but not including deferred charges relating to data processing contracts and software development costs.

SECTION 7.02.     Leverage Ratio.  As of the last day of each fiscal quarter ending after September 30, 2002, the Borrower shall not permit the ratio of Total Indebtedness as of such date to Adjusted EBITDAR for the four (4) Fiscal Quarters then ended to exceed
3.00 to 1.00; provided, that, if the Borrower shall have delivered a Covenant Change Notice to the Agent, then as of the last day of each fiscal quarter ending after such delivery, the Borrower shall not permit the ratio of Total Indebtedness as of such date to
Adjusted EBITDAR for the four (4) Fiscal Quarters then ended to exceed 2.00 to 1.00.  As used in this Agreement, the following terms have the following meanings:

                  "Adjusted EBITDAR" means, for any period (the "Subject Period"), the total of the following calculated without duplication for such period:  (a) Borrower's EBITDAR; plus (b), on a pro forma basis, the pro forma EBITDAR of each Prior Target or, as applicable, the EBITDAR of a Prior Target attributable to the assets acquired from such
         Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior
         Target or the related assets but only to the extent such EBITDAR for such Prior Target can be established in a manner satisfactory to the Agent based on financial statements of the Prior Target prepared in accordance with GAAP;
         minus (c) the EBITDAR of each Prior Company and, as applicable but without duplication, the EBITDAR of Borrower and each Subsidiary attributable to all Prior Assets, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Companies or Prior Assets.

                  "EBITDAR" means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period:  (a) Consolidated Net Income (as defined in Section 7.01); plus
         (b) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net
         Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining
         Consolidated Net Income; plus (e) all rentals paid or payable under Synthetic Leases and under any other operating leases which, in each case, have been deducted in determining Consolidated Net Income.

                  "Prior Assets" means assets that have been disposed of by a division or branch of Borrower or a Subsidiary in a transaction with an unaffiliated third party approved in accordance with this Agreement which would not make the seller a "Prior Company" but constitute all or substantially all of the assets of such division or branch.

                                                                57

                  "Prior Company" means any Subsidiary whose capital stock or other Equity Interests have been disposed of, or all or substantially all of whose assets have been disposed of, in each case, in a transaction with an unaffiliated third party approved in accordance with this Agreement.

                  "Prior Target" means all Targets acquired or whose assets have been acquired in a transaction permitted by
         Section 6.04.

                  "Total Indebtedness" means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication):  (a) the amount of outstanding Loans under this
         Agreement as of the date of determination; plus (b) all obligations for borrowed money, other than the Loans, or with respect to deposits or advances of any kind; plus (c) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, other than the Loans; plus (d) all obligations of such Person upon which interest charges are customarily paid, other than the Loans; plus (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; plus (f) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); plus (g) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed
         (provided that for purposes of this clause (g) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets); plus (h) all Capital Lease Obligations; plus (i) all obligations, contingent or otherwise, of such Person: (i) as an account party in respect of letters of credit and letters of guaranty; (ii) arising under all Guarantees of such Person incurred under the permissions of Section
         6.01(a)(xii)(F); and (iii) arising under the Guarantees of such Person described under item C on Schedule 6.01; plus
         (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; plus (k) all obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; plus (l) all Indebtedness arising in connection with Hedging
         Agreements and preferred Equity Interests; plus (m) the net present value of all future payments to be made under all Synthetic Leases and any other operating leases (calculated by discounting all payments from their respective due dates to the date of determination in accordance with accepted financial practice, on the basis of a 360 day year and at a discount factor equal to 8%); minus (n) to the extent included in clauses (a) through (m) of this definition, the amount reflected on the Borrower's consolidated balance sheet as software license liabilities.  The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be included in "Total Indebtedness".

SECTION 7.03.     Fixed Charge Coverage.   As of the last day of each fiscal quarter ending after September 30, 2002, the Borrower shall not permit the ratio of (a) the sum of the following for Borrower and the Subsidiaries calculated on a consolidated basis in accordance with GAAP:  (i) EBITDAR; minus (ii) Capital Expenditures to (b) Fixed Charges, all calculated for four (4) consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.  As used in this Section 7.03, "Fixed Charges" means for any period, the sum of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period:
(a) the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations; (b) the scheduled amortization of Indebtedness paid or payable; (c) operating lease rentals (including, rentals from Synthetic Leases);

                                                                58

(d) all dividends and other distributions made by Borrower on account of Equity Interests (excluding any repurchases of the
Borrower's capital stock which are held as treasury stock or cancelled after the purchase); (e) payments on leases or other obligations assumed from customers under service agreements to the extent such arrangements are not treated as operating leases,
Capital Lease Obligations or long term debt; and (f) prepayments of Indebtedness made under the permissions set forth in Section
6.08(a)(vii).

SECTION 7.04.     Asset Coverage.  At all times after September 30, 2002, the Borrower shall not permit the ratio of the Asset Value to Senior Debt to be less than 2.00 to 1.00; provided, that, if the Borrower shall have delivered a Covenant Change Notice to the
Agent, then at all times after such delivery, the Borrower shall not permit the ratio of the Asset Value to Senior Debt to be less than 3.00 to 1.00.  As used in this Section 7.04, (i) the term "Asset Value" means, as of the date of determination, the sum of the book values of the following for Borrower and the Subsidiaries calculated on a consolidated basis:  (a) accounts receivable of
Borrower and all the Subsidiaries and (b) property, plant and equipment net of accumulated depreciation and amortization and (ii)
the term "Senior Debt" means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication): (a) the amount of outstanding Loans under this Agreement as of the date of determination; plus (b) all obligations for borrowed money, other than the Loans, or with respect to deposits or advances of any kind; plus (c) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, other than the obligations of such Person upon which interest charges are customarily paid, other than the Loans; plus (e) all obligations of such
Person under conditional sale or other title retention agreements relating to property acquired by such Person; plus (f) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); plus (g) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (g) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets); plus (h) all
Capital Lease Obligations; plus (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; plus (j) all obligations, contingent or otherwise, of such Person in respect of bankers'
acceptances; plus (k) all obligations, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; plus (l) all Indebtedness arising in connection with Hedging Agreements; minus (m), to the extent included in clauses (a) through (l) of this definition, the sum of (x) the amount reflected on the Borrower's consolidated balance sheet as software license liabilities, and (y) any Indebtedness which by its terms is subordinated in right of payment to the Loans.
The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be included in "Senior Debt".

                                                                ARTICLE VIII.

                                                           Events of Default

         If any of the following events ("Events of Default") shall occur:

(a)      the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

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(b)      the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)      any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respects when made or deemed made;

(d)      the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03 (with respect to the existence of the Borrower), 5.10 or in Articles VI or VII, or in Article IV of the Security Agreement, in any
Mortgage or in the Intercreditor Agreement;

(e)      the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in any Loan
Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Borrower (which notice will be given at the request of any Lender);

(f)      the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount)
in respect of any Material Indebtedness, (including, Indebtedness arising in connection with the Synthetic Equipment Lease Facility and the Subordinated Debt Documents) when and as the same shall become due and payable;

(g)      any event or condition occurs that results in any Material Indebtedness (including, Indebtedness arising in connection with the Synthetic Equipment Lease Facility and the Subordinated Debt Documents) becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any
Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)      the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian,

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sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)      the Borrower or any Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due;

(k)      one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the
Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of  the Borrower or any Subsidiary to enforce any such judgment;

(l)      an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA
Events that have occurred, could or does result in a liability equal to or in excess of $5,000,000 or could reasonably be expected to result in a Material Adverse Effect;

(m)      a Change in Control shall have occurred and a period of 60 days shall have elapsed after the occurrence thereof;

(n)      any Lien purported to be created under any Loan Document shall cease to be, or shall be asserted by Borrower or any
Guarantor not to be, a valid and perfected Lien on any Collateral, with the priority required hereby, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreement;

(o)      the occurrence of an Event of Default (as defined in the Intercreditor Agreement);

(p)      either the Subsidiary Guaranty, the Security Agreement, the Intercreditor Agreement or any Mortgage shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or the Borrower or any Guarantor shall so state in writing; or

(q)      the Borrower or any Guarantor shall suffer any uninsured, unindemnified or under insured loss of Collateral in excess of
$5,000,000.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Revolving
Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the  Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of

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which are hereby waived by the Borrower.  In addition to the other rights and remedies that the Lenders may have upon the occurrence of an Event of Default, the Required Lenders may direct:  (i) the Collateral Agent to exercise the rights and remedies available to the Collateral Agent under the Intercreditor Agreement, the Mortgages and the Security Agreements and (ii) the Agent to exercise the rights and remedies available to it under the Subsidiary Guaranty.

                                                                ARTICLE IX.

                                                                 Agent

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent (and confirms and continues such appointment under the Prior Agreement) and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other
Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

         The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any
Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity.  The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  The Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan
Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v)
the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

         The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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         The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

         Subject to the appointment and acceptance of a successor as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring
Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent.  Upon the acceptance of its appointment as the
Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the
Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or any of their
Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan
Document or related agreement or any document furnished hereunder or thereunder.

         U.S. Bank National Association and Bank of America, N.A. have been designated as "documentation agent" and "syndication agent" hereunder respectively in recognition of the level of each of their Revolving Commitments.  Neither U.S. Bank National
Association nor Bank of America, N.A. is an agent for the Lenders and no such Lender shall have any obligation hereunder other than those existing in its capacity as a Lender.  Without limiting the foregoing, no such Lender shall have or be deemed to have any fiduciary relationship with or duty to any Lender.

         The Lenders hereby authorize JPMorgan Chase Bank (in its capacity as the "Agent" hereunder and in its capacity as the "
Collateral Agent") to sign the following on behalf of each Lender and to bind each Lender to the terms thereof as if each Lender were directly a party thereto: (i) the Intercreditor Agreement and (ii) an agreement pursuant to which the Collateral Agent agrees that after receipt of the Termination Value in accordance with the Operative Agreements (as those terms are defined in the documentation governing the Synthetic Real Property Lease and provided neither the Termination Value nor any portion thereof shall have been disgorged, reclaimed or ordered to be returned) and at all times thereafter: (a) each Lender and Holder (as those terms are defined in the documentation governing the Synthetic Real Property Lease), solely in such capacity, will no longer be deemed a
"Creditor" under the Original Intercreditor Agreement nor have any obligations of a "Creditor" thereunder and (b) Bank of America as agent for the Synthetic Lenders (as defined in the Original Intercreditor Agreement), solely in such capacity, shall no longer be deemed an "Agent" under the Original Intercreditor Agreement nor have any obligations of an "Agent" thereunder.

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                                                                ARTICLE X.

                                                             Miscellaneous

SECTION 10.01.    Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)      if to the Borrower, to it at One Information Way, Little Rock, Arkansas  72202, Attention of Chief Financial Officer
(Telecopy No. 501-342-3913);

(b)      if to the Agent, the Issuing Bank, the Swingline Lender or to JPMorgan, as a Lender, 2200 Ross Avenue, 3rd Floor, Dallas,
Texas 75201, Attention of Mike Lister, (Telecopy No. 214-965-2044), with a copy to JPMorgan Chase Bank, Loan Agency Services, 1111
Fannin, 10th Floor, Houston, Texas 77002; Attention:  Mia Hamilton, Telephone (713) 750-2336; Telecopy No. (713) 750-2228;

(c)      if to a Lender to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the
Agent by such Lender in connection with the execution of the Prior Agreement or in the Assignment and Assumption pursuant to which such Lender became a party hereto; and

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02.    Waivers; Amendments.

(a)      No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any
Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)      Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) pursuant to an Increased Commitment Supplement executed in accordance with Section 2.19 which only needs to be signed by the Borrower, the Agent and the Lenders increasing or providing new Revolving Commitments thereunder if the Increased Commitment
Supplement does not increase the aggregate amount of the Revolving Commitments to an amount in excess of $200,000,000 and (y) in the case of this Agreement and any circumstance other than as described in clause (x), pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or

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agreements in writing entered into by the parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Revolving Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b), (c) or (f) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required
Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender,
(vi) release any Guarantor from the Subsidiary Guaranty or limit its liability in respect of the Subsidiary Guaranty without the consent of each Lender, nor (v) change Section 2.20 in any manner that might affect the Exiting Lender without the consent of the
Exiting Lender; provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the
Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Agent, the Issuing Bank or the Swingline
Lender, as the case may be and (2) the Agent shall be obligated and shall have the power without the consent of any Lender to release a Guarantor from the Subsidiary Guaranty if the Guarantor is sold in accordance with the restrictions on the disposition of assets set forth in Section 6.05 or, if the Guarantor is the Synthetic Real Property Subsidiary, if such release is required in connection with the financing permitted by Section 6.01(a)(xii)(C).

SECTION 10.03.    Expenses; Indemnity; Damage Waiver.

(a)      The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, JP Morgan Securities Inc., Banc of
America Securities LLC, and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for
Agent, J.P. Morgan Securities Inc., and Banc of America Securities, LLC, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, the Issuing Bank or any
Lender, including the fees, charges and disbursements of any counsel for the Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)      THE BORROWER SHALL INDEMNIFY THE AGENT, J.P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES LLC, THE ISSUING BANK AND
EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND
HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES,
CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN
CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT OR INSTRUMENT
CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES TO THE LOAN DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE

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CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM
(INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN
CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR
RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY REAL PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE
SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE SUBSIDIARIES, OR (IV) ANY ACTUAL OR
PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY
OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY
INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT
OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF
SUCH INDEMNITEE.  IT IS THE EXPRESSED INTENT OF THE PARTIES HERETO THAT THE INDEMNITY IN THIS CLAUSE (b) SHALL, AS TO ANY
INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED TO HAVE
RESULTED FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

(c)      To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent, the Issuing Bank or the
Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent, the Issuing Bank or the
Swingline Lender in its capacity as such.  For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures and unused Revolving Commitments at the time.

(d)      To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any
Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)      All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 10.04.    Successors and Assigns.

(a)      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that
(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no
Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this
Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants

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(to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)      (i)  Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)      the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a
Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, to any other assignee; and

(B)      the Agent, provided that no consent of the Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment.

(ii)     Assignments shall be subject to the following additional conditions:

(A)      except in the case of an assignment to a Lender or an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)      each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C)      the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)      the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

         For the purposes of this Section 10.04(b), the term "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning
Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
2.14, 2.15, 2.16, 2.17 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.

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(iv)     The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each
Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the
Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)      Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this
Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause.

(c)      (i) Any Lender may, without the consent of the Borrower, the Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such
Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan
Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.
Subject to clause (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections
2.14, 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause
(b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                           (ii)  A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that would be a
Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(f)
as though it were a Lender.

(d)      Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve
Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                                                                68

SECTION 10.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan
Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any
Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06.    Counterparts; Integration; Effectiveness; Amendment and Restatement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER
AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE AGENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT
MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR
WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING THE PRIOR AGREEMENT) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF
PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO  THERE ARE NO UNWRITTEN ORAL AGREEMENTS
AMONG THE PARTIES HERETO. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and the Borrower and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement amends and restates in its entirety the Prior Agreement.  The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the commitment under or the indebtedness outstanding in connection with the Prior Agreement nor does it constitute a novation with respect to such commitment or such indebtedness.  The Borrower, the Agent and the Lenders ratify and confirm each of the Loan Documents entered into prior to the Effective Date (but excluding the Prior Agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms.  However, for all matters arising prior to the Effective Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Prior Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed.  The Borrower and each Guarantor represents and warrants that as of the Effective Date there are no claims or offsets against or defenses or counterclaims to its obligations under the Prior Agreement or any of the other Loan
Documents.  TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AGREEMENT, THE BORROWER AND EACH GUARANTOR WAIVES ANY AND ALL
SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE EFFECTIVE DATE AND RELATING TO THE
LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  Without limiting the generality of the foregoing and

                                                                69

notwithstanding any Loan Document to the contrary, the Borrower, the Guarantors, the Agent and the Lenders agree and acknowledge that:

(A)      the term "Credit Agreement" as used in each Loan Document means this Agreement;

(B)      the term "Guaranteed Indebtedness" as used in the Subsidiary Guaranty and the term "Revolver Obligations" as used in the
Intercreditor Agreement includes all of the obligations, indebtedness and liability of the Borrower to the Agent, the Issuing Bank and the Lenders, or any of them, arising pursuant to this Agreement; and

(C)      any reference to The Chase Manhattan Bank or Chase Bank of Texas, National Association in any Loan Document executed prior to the Effective Date shall mean a reference to JPMorgan Chase Bank.

SECTION 10.07.    Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08.    Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its
Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the
Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)      This Agreement shall be construed in accordance with and governed by the law of the State of Texas.

(b)      THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION
OF THE SUPREME COURT OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT
OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR
FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT
ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED
BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN

                                                                70

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE
TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN
THE COURTS OF ANY JURISDICTION.

(c)      The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT,
ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY
HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER
PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES
HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11.    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this
Agreement.

SECTION 10.12.    Confidentiality.  The Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the
Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this
Agreement, (g) with the consent of the Borrower or (h) to the extent such Information:  (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the
Borrower relating to the Borrower or its business, other than any such information that is available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person

                                                                71

required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such
Person would accord to its own confidential information.

SECTION 10.13.    Maximum Interest Rate.

(a)      No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate
(the "Contract Rate") for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect.  As used herein, the term "Maximum Rate" means, at any time with respect to any
Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower.  The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law.  Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.  For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

(b)      No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto.
In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Borrower.  In determining whether or not the interest paid or payable exceeds the Maximum Rate,
Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

(c)      The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to this Agreement  or to the transactions contemplated hereby.

SECTION 10.14.    Intercompany Subordination.

(a)      Borrower agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) as herein provided.  The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any
Guarantor or received, accepted, retained or applied by Borrower unless and until the Senior Indebtedness shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, each Guarantor shall have the right to

                                                                72

make payments, and the Borrower shall have the right to receive payments on the Subordinated Indebtedness from time to time as may be determined by Borrower.  After the occurrence and during the continuance of an Event of Default, no payments of principal, interest or other amounts may be made or given, directly or indirectly, by or on behalf of any Guarantor or received, accepted, retained or applied by Borrower unless and until the Senior Indebtedness shall have been paid in full in cash.  If any sums shall be paid to Borrower by any Guarantor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by the Borrower for the benefit of Agent and the Lenders and shall forthwith be paid to and applied by Agent against the Senior Indebtedness in accordance with the terms hereof.  For purposes of this Section 10.14, the term (i) "Subordinated Indebtedness" means, with respect to a Guarantor, all indebtedness, liabilities, and obligations of such
Guarantor to Borrower, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the
Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Borrower and (ii) "Senior Indebtedness" means, with respect to each Guarantor, all of the obligations, indebtedness and liability of the such Guarantor to the Agent, the Issuing
Bank and the Lenders, or any of them, arising pursuant to the Subsidiary Guaranty or any of the other Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, any and all post-petition interest and expenses (including attorneys'
fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

(b)      Borrower agrees that any and all Liens (including any judgment liens), upon any Guarantor's assets securing payment of any
Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Guarantor's assets securing payment of the Senior Indebtedness or any part thereof, regardless of whether such Liens in favor of Borrower, Agent or any Lender presently exist or are hereafter created or attached.  Without the prior written consent of Agent, Borrower shall not (i) file suit against any Guarantor or exercise or enforce any other creditor's right it may have against any Guarantor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding)
to enforce any obligations of any Guarantor to Borrower or any Liens held by Borrower on assets of any Guarantor.

(c)      In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Guarantor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated
Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Senior Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Senior Indebtedness in accordance with the terms hereof.

(d)      Borrower agrees that all promissory notes and other instruments evidencing Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Section 10.14.

                                                                73

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                     BORROWER:

                                                     ACXIOM CORPORATION, as the Borrower

                                                     By:   /s/ Dathan A. Gaskill
                                                        -----------------------------------------------
                                                            Dathan A. Gaskill, Corporate Finance Leader

                                                     JPMORGAN CHASE BANK, as the Agent, the Issuing Bank, the Swingline Lender and
                                                     as a Lender

                                                     By:   /s/ Brian McDougal
                                                        -----------------------------------------------
                                                            Brian McDougal, Vice President

                                                     BANK OF AMERICA, N.A., as syndication agent and as a Lender

                                                     By:   /s/ B. Kenneth Burton, Jr.
                                                        -----------------------------------------------
                                                            Name: B. Kenneth Burton, Jr.
                                                            Title: Vice President

                                                     U.S. BANK NATIONAL ASSOCIATION (formerly Firstar Bank N.A.), as documentation agent and as a Lender

                                                     By:  /s/ Eric Hartman
                                                        -----------------------------------------------
                                                            Name:  Eric Hartman
                                                            Title: Vice President

                                                     SUNTRUST BANK, as a Lender

                                                     By:  /s/ Leonard L. McKinnon
                                                        ----------------------------------------------
                                                            Name: Leonard L. McKinnon
                                                            Title: Director

                                                                74

                                                     WACHOVIA BANK, N.A., as a Lender

                                                     By:  /s/ Daniel Evans
                                                        ---------------------------------------------
                                                            Name: Daniel Evans
                                                            Title: Managing Director

                                                     ABN AMRO BANK N.V., as a Lender

                                                     By:  /s/ Maria Vickroy-Peralta
                                                        --------------------------------------------
                                                            Name: Maria Vickroy-Peralta
                                                            Title: Executive Director

                                                     By:  /s/ Peter Tisu
                                                        --------------------------------------------
                                                            Name: Peter Tisu
                                                            Title: Vice President

                                                     Union Planters BANK, N.A., as a Lender

                                                     By:  /s/ James R. Gummel
                                                        --------------------------------------------
                                                            Name: James R. Gummel
                                                            Title: Sr. Vice President

                                                                75

                                                     THE BANK OF NOVA SCOTIA, as the Exiting Lender

                                                     By:  /s/ Liz Hanson
                                                        --------------------------------------------
                                                            Name: Liz Hanson
                                                            Title: Director, TEG

                                                                76

                                                           Guarantor Consent

         Each of the undersigned Guarantors:  (i) consent and agree to this Agreement (including without limitation, the provisions of Section 10.06 and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with their respective terms.

                                                     GUARANTORS:

                                                     Acxiom CDC, Inc.
                                                     Acxiom / May & Speh, Inc.
                                                     Acxiom RM-Tools, Inc.
                                                     ACXIOM ASIA, LTD.
                                                     ACXIOM PROPERTY DEVELOPMENT, INC.
                                                     ACXIOM / PYRAMID INFORMATION SYSTEMS, INC.
                                                     ACXIOM TRANSPORTATION SERVICES, INC.
                                                     GIS Information Systems, Inc.
                                                     ACXIOM UWS, LTD.
                                                     ACXIOM INFORMATION SECURITY SERVICES, INC.
                                                     Acxiom SDC, Inc. (who will change its name to Acxiom e-Products, Inc. after the
                                                            Effective Date)
                                                     ACXIOM DIRECT MEDIA, INC.

                                                     By:  /s/ Dathan A. Gaskill
                                                        -------------------------------------------------
                                                            Dathan A. Gaskill, Authorized Officer of each Guarantor

                                                                77

                                                               EXHIBITS:

EXHIBIT A - Form of Assignment and Assumption
EXHIBIT B - Form of Opinion of Borrower's Counsel
Exhibit C - Form of Increased Commitment Supplement
EXHIBIT D - Form of Intercreditor Agreement
EXHIBIT E - Form of Covenant Change Notice

                                                              SCHEDULES:

SCHEDULE 1.01 - Mortgaged Property
SCHEDULE 2.01 - Commitments
SCHEDULE 3.12 - Subsidiaries
SCHEDULE 6.01 - Existing Indebtedness and Preferred Equity Interests
SCHEDULE 6.02 - Existing Liens
SCHEDULE 6.04 - Existing Investments
SCHEDULE 6.10 - Existing Restrictions

                                                               EXHIBIT A
                                                                  TO
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                   Form of Assignment and Assumption

                                                       ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between the assignor identified below (the "Assignor") and the assignee identified below (the "Assignee").
Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and
Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this
Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the
Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:                  ______________________________

2.       Assignee:                  ______________________________
                                    [and is an Affiliate/Approved Fund of [identify Lender]]

3.       Borrower:                  ACXIOM CORPORATION

4.       Agent:                     JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as the administrative agent under the
                                    Credit Agreement

5.       Credit Agreement:          Second Amended and Restated Credit Agreement dated February 5, 2003, among Acxiom Corporation, the Lenders parties thereto, JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Agent

                                                                1

6.       Assigned Interest:

------------------------------- ------------------------- --------------------------------- --------------------------
      Facility Assigned           Aggregate Amount of           Amount of Revolving          Percentage Assigned of
                                       Revolving             Commitment/Loans Assigned              Revolving
                                  Commitment/Loans for                                          Commitment/Loans
                                      all Lenders
------------------------------- ------------------------- --------------------------------- --------------------------
                                $                         $                                                   %
------------------------------- ------------------------- --------------------------------- --------------------------
                                $                         $                                                   %
------------------------------- ------------------------- --------------------------------- --------------------------
                                $                         $                                                   %
------------------------------- ------------------------- --------------------------------- --------------------------

Effective Date:   _____________ ___, 200_ [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF
TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                     ASSIGNOR

                                                     [NAME OF ASSIGNOR]

                                                     By:
                                                              Title:

                                                     ASSIGNEE

                                                     [NAME OF ASSIGNEE]

                                                     By:
                                                              Title:

                                                                2

[Consented to and] Accepted:

JPMORGAN CHASE BANK
(formerly The Chase Manhattan Bank), as Agent

By:
       Title:

[Consented to:]

ACXIOM CORPORATION

By:
       Title:

                                                                3

                                                                                                                            ANNEX 1

                              Second Amended and Restated Credit Agreement dated February 5, 2003 among Acxiom
                             Corporation, the Lenders party thereto, and JPMorgan Chase Bank (formerly The Chase
                                               Manhattan Bank), as administrative agent

                                                   STANDARD TERMS AND CONDITIONS FOR
                                                       ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

                  1.1      Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the
Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or
(iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2.     Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit
Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this
Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2.       Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned
Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3.      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of

                                                                1

counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this
Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and
Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

                                                                2

                                                               EXHIBIT B
                                                                  TO
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                 Form of Opinion of Borrower's Counsel

                                                           February 5, 2003

JPMorgan Chase Bank,
as agent for itself and the lenders
party to the hereinafter defined Agreement and
as Collateral Agent for itself and the
Creditors party to the hereinafter defined
Intercreditor Agreement
2200 Ross Avenue, 3rd Floor
Dallas, TX  75201

         Re:      Second Amended and Restated Credit Agreement dated as of February 5, 2003  (the "Agreement") among Acxiom
                  Corporation, a Delaware corporation (the "Company"), JPMorgan Chase Bank, as the agent and Bank of America, N.A., as syndication agent and the other lenders named therein.

                  Amended and Restated Intercreditor Agreement dated February 5, 2003 among the Company, the Guarantors, the Agent and JP Morgan Chase Bank as the collateral agent thereunder (the "Intercreditor Agreement").

Ladies and Gentlemen:

         We are special counsel to the Company. As such, we have been asked to render to you the opinion set forth below relating to the Agreement.  This opinion is given pursuant to Section 4.01(b) of the Agreement. Capitalized terms used herein, not otherwise defined, have the meanings given them in the Agreement. The Agreement and the Intercreditor Amendment, together with that certain
Fourth Amendment to Security Agreement, dated as of February 5, 2003, executed by the Company and that certain Subsidiary Joinder
Agreement, dated as of February 5, 2003 by Acxiom Interim Holdings, Inc., an Arkansas corporation ("AIHI") in favor of the Agent, are herein collectively referred to as the "Transaction Documents."

         In preparing this opinion, we have reviewed originals or copies (certified or otherwise identified to our satisfaction) of the Certificate of Incorporation and By-Laws of the Company, the Transaction Documents, the records of proceedings of the Board of
Directors of the Company and the Guarantors, and such other documents, corporate records and certificates of public officials as we have considered appropriate.

         For purposes of this opinion, we have, with your permission, assumed without independent investigation or inquiry that:

                  (i)      all signatures of the Lenders on the Transaction Documents we examined are genuine, the
         Transaction Documents submitted to us as originals are authentic, and the Transaction Documents submitted to us as copies conform to the original Transaction Documents executed by the parties thereto;

                  (ii)     the Transaction Documents have been duly and validly authorized, executed, delivered and accepted by all parties thereto (other than the Company and the Guarantors) and all parties thereto (other than the Company and the Guarantors) have all requisite power and authority to make and enter into the Transaction Documents and perform their obligations thereunder pursuant to the laws of all relevant jurisdictions;

                                                                1

                  (iii)    the Agent and the Lenders have their principal place of business, chief executive office and domicile outside of the State of Arkansas; all substantive negotiations relating to the transactions contemplated by the Transaction Documents have taken place outside the State of Arkansas, either in person or by telephone conferences between your representatives in the State of Texas and representatives of the Company in the State of
         Arkansas; all credit decisions were made and approved by the Lenders outside the State of Arkansas, acceptance by the Lenders or their counsel of the Transaction Documents occurred in the State of Texas; the administration of and delivery and acceptance of payments pursuant to the Transaction Documents will take place in the States of Texas or
         New York; the choice of law as provided for in the Transaction Documents is valid pursuant to the conflicts of laws principles under the laws of any and all jurisdictions governing the same (other than the State of Arkansas)
         specifically including the laws of the States of Texas and New York; and, the parties to the Transaction Documents have voluntarily chosen to have the laws of the State of Texas to govern the Transaction Documents;

                  (iv)     the Transaction Documents were entered into in good faith and for adequate consideration;

                  (v)      the Agent and the Lenders will exercise their rights, remedies and benefits under the Transaction
         Documents in a commercially reasonable manner, and

                  (vi)     to the extent that (a) borrowings under the Agreement are used to fund the purchase by the Company of shares of its common stock and (b) the value of such shares so purchased exceeds 25% of the value of all
         Collateral pledged to collateral agent (the "Excess Shares"), the Company will cancel such Excess Shares and shall not hold such Excess Shares as treasury stock.

Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1.       The Company and each Guarantor are organized under the laws of the States of either Arkansas or Delaware
(collectively the "Loan Parties") have been duly organized and are validly existing and in good standing under the laws of the State of their respective incorporation or organization as reflected in the Agreement.  Based solely on the Certificates of good standing issued by the Secretary of State of such States, each Guarantor organized under the laws of the States of California or Illinois are validly existing and in good standing under the laws of the State of their respective incorporation.  AIHI's authorized capitalization consists of 200,000 common shares, of which 1000 shares are issued and outstanding and 1000 preferred shares of which no shares are issued and outstanding. The outstanding shares of AIHI have been duly authorized and validly issued and are fully paid and non-assessable.

         2.       Each Loan Party has the corporate power and authority to enter into and perform the Transaction Documents to which it is a party.  The execution, delivery and performance of the Transaction Documents have been duly authorized by all requisite corporate action on behalf of each Loan Party, and the Transaction Documents have been duly executed and delivered by each Loan
Party that is a party thereto.

         3.       The Transaction Documents constitute legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms.

         4.      The execution and delivery of the Transaction Documents, and the performance by each Loan Party of their respective terms, does not conflict with or result in a violation of law, rule or regulation, the Certificate of Incorporation or By-Laws of

                                                                2

any Loan Party, or of any agreement, instrument, order, writ, judgment or decree known to us to which any Loan Party is a party or is subject.

         5.      No consent, approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution and delivery by any Loan Party of the Transaction Documents to which it is a party.

         6.      A court of the State of Arkansas presented with the facts as we have assumed them and properly applying the current conflict of law principles, would honor the choice of law provisions as set forth in the Transaction Documents and would not apply the substantive laws of the State of Arkansas, including usury laws to the Transaction Documents, except for certain issues necessarily governed by Arkansas law such as title to properties and remedies and procedures for enforcement in Arkansas.

         7.      To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any
Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (as defined in the Agreement).

         8.      In the event the laws of the State of Arkansas were deemed to apply to the Transaction Documents, the terms thereof would not be deemed to violate any applicable law of the State regulating or restricting the amounts payable as interest, principal or otherwise to the Lenders.

         9.      The execution and delivery by the Loan Parties of the Transaction Documents, the consummation of the transactions contemplated by the Transaction Documents and the performance of the terms and provisions of the Transaction Documents by each Loan
Party will not involve any violations of Regulation T, U or X or any other rule or regulation of the Board of Governors of the
Federal Reserve System pursuant to Section 7 of the Securities Exchange Act of 1934, as amended.

         10.     The Company is not an investment company, or a person directly or indirectly controlled by or acting on behalf of an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         11.     The indebtedness under the Agreement constitutes "Senior Indebtedness" as defined under the Subordinated Debt
Documents.

         The opinions hereinafter expressed are subject to the following qualifications and limitations:

         (a)     We are members of the bar of the State of Arkansas only and we express no opinion as to the laws of any jurisdiction other than the United States of America, the State of Arkansas and the General Corporate Laws of the State of Delaware.

         (b)     This opinion is limited to pertinent laws in effect as of the date hereof, and we expressly disclaim any undertaking to advise you of any changes of law or fact that may thereafter come to our attention.

         (c)     Our opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond those matters expressly stated.  The opinions expressed herein represent our judgment as to certain legal matters, but they are not warranties or guarantees and should not be construed as such.  The liability of this firm is limited to the fullest extent possible under Ark. Code Ann. Section 16-114-303; provided, however, the requirements of such section necessary to allow the Lenders to rely on this opinion have been satisfied.

                                                                3

         (d)     This opinion is furnished by us solely for your benefit, and it may not be relied upon, quoted from or delivered to any person other than counsel to you and your agents or employees and participants without our express prior written consent, except
(i) in connection with the enforcement of obligations of the Loan Parties under the Transaction Documents, (ii) in response to a valid subpoena or other legal process, (iii) as otherwise required by applicable law or regulations, or (iv) in connection with the sale or transfer of the rights under the Agreement to a subsequent purchaser or transferee.

         (e)     The phrase "known to us" as used in this letter means the actual knowledge of those attorneys of our firm who have performed services in connection with the Transaction Documents and this opinion based solely on representations from the Company, and does not include constructive knowledge or knowledge imputed to our firm under common law principles of agency or otherwise.
Except as expressly set forth herein, we have not undertaken any investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn from the fact that such representation has been undertaken by us.

         (f)      For purposes of the factual matters material to the opinions expressed herein, we have, with your consent, relied upon the correctness of the representations contained in the Transaction Documents and the factual assumptions stated therein.

         (g)      Our opinions are rendered as of the date hereof and do not cover the effect of any amendment or supplement to the
Transaction Documents or the validity or enforceability of any amendment or supplement thereto, including without limitation any refinancings, modifications, extensions, waivers or releases or the effect or applicability of federal or state tax laws on or to the transactions contemplated by the Transaction Documents.

         (h)      We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, or statistical information furnished to you or with respect to any other accounting and financial matters and express no opinion with respect thereto.

         (i)      We call your attention to the fact that the awarding of attorney's fees and expenses is discretionary under
Arkansas law.  We cannot opine that attorney's fees and expenses will be awarded or if awarded, such award will be in any particular amount.
         (j)      Our opinion herein concerning usury specifically excludes any opinion as to whether the fees, expenses and costs paid or to be paid by the Company or any Guarantor to the Lenders constitute interest under applicable Arkansas law. Reasonable late payment fees or charges imposed on a one-time basis only and for the purpose of encouraging prompt payment of amounts due on the
Loans are not generally considered interest under applicable Arkansas law.  Further, reasonable and actual attorneys' fees and expenses associated with the preparation of the Transaction Documents and reasonable and actual out-of-pocket charges and expenses of the Lenders in making and securing the Loans are not generally considered interest under applicable state law, provided, however, to the extent any such charges and expenses paid by the Company are deemed payment or reimbursement of a Lender's general overhead expenses, such charges may be deemed interest.  Our opinion concerning usury specifically assumes the preemption of Arkansas law by
12 U.S.C. &1831u(f), 12 U.S.C. &85 and 12 U.S.C. &36, and the validity, enforceability and constitutionality of those laws.

         (k)      Our opinions are subject to, and we express no opinion on, state or federal law relating to fraudulent conveyances.

         (l)      The opinions expressed above are (i) given to the addressees hereof solely for their benefit and the benefit of their successors and transferees (including any assignee or participant in the Loans under the Agreement) and it is acknowledged that each such Loan Party has relied on same, (ii) not binding on any court and (iii) may not be quoted in whole or in part or

                                                                4

otherwise referred to in any legal opinion, document, or other report to be furnished to another person or entity without our prior written consent; provided, however, that you may furnish this opinion to any proposed assignee or participant in the Loans under the
Agreement.

                                                             Very truly yours,

                                                                5

                                                               EXHIBIT C
                                                                  TO
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                Form of Increased Commitment Supplement

                                                    INCREASED COMMITMENT SUPPLEMENT

         This INCREASED COMMITMENT SUPPLEMENT (this "Supplement") is dated as of ____________, ___ and entered into by and among
ACXIOM CORPORATION, a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is a signatory hereto (the "Lenders"), JPMORGAN CHASE BANK, as agent for itself and the other lenders (in such capacity, together with its successors in such capacity, the "Agent"), and is made with reference to that certain Second Amended and Restated Credit Agreement dated as of February 5, 2003 (as amended, the "Credit Agreement"), by and among the Company, certain lenders, the Agent, U.S. BANK
NATIONAL ASSOCIATION, as documentation agent and BANK OF AMERICA, N.A., as syndication agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                                               RECITALS

         WHEREAS, pursuant to Section 2.19 of the Credit Agreement, the Borrower and the Lenders are entering into this Increased
Commitment Supplement to provide for the increase of the aggregate Revolving Commitments;

         WHEREAS, each Lender [party hereto and already a party to the Credit Agreement] wishes to increase its Revolving Commitment
[, and each Lender, to the extent not already a Lender party to the Credit Agreement (herein a "New Lender"), wishes to become a
Lender party to the Credit Agreement];1

         WHEREAS, the Lenders are willing to agree to supplement the Credit Agreement in the manner provided herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1.        Increase in Revolving Commitments.  Subject to the terms and conditions hereof, each Lender severally agrees that its Revolving Commitment shall be increased to [or in the case of a New Lender, shall be] the amount set forth opposite its name on the signature pages hereof.

         Section 2.        [New Lenders.  Each New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered under Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it has, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement;
(iii) agrees that it will, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it is a "Lender" under the Credit
Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

-------------------------------
1 Bracketed alternatives should be included if there are New Banks.

                                                                1

         Section 3.        Conditions to Effectiveness.  Section 1 of this Supplement shall become effective only upon the satisfaction of the following conditions precedent:

                  (a)      receipt by the Agent of an opinion of counsel to the Borrower as to the matters referred to in
         Section 3.01, 3.02 and 3.03 of the Credit Agreement (with the term "Agreement" as used therein meaning this
         Supplement for purposes of such opinion), dated the date hereof, satisfactory in form and substance to the Agent.

                  (b)      receipt by the Agent of certified copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of this Supplement; and

                  (c)      receipt by the Agent of a certificate of the Secretary or an Assistant Secretary of the Borrower
         certifying the names and true signatures of the officers of the Borrower authorized to sign this Supplement and the other documents to be delivered hereunder.

         Section 4.        Representations and Warranties.  In order to induce the Lenders to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Borrower represents and warrants to Agent and each Lender that (a)
the representations and warranties contained in Article III of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the effective date hereof to the same extent as though made on and as of that date and for that purpose, this Supplement shall be deemed to be the Agreement referred to therein, and (b) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default.

         Section 5.       Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this
Supplement, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.
The Borrower, the Agent, and the Lenders party hereto agree that the Credit Agreement as supplemented hereby shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Agreement shall mean a reference to the
Agreement as supplemented hereby.

         Section 6.        Applicable Law.  This Supplement shall be governed by, and construed in accordance with, the laws of the
State of Texas and applicable laws of the United States of America.

         Section 7.        Counterparts, Effectiveness.  This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Supplement (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower, the Lenders and receipt by the Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                                                                2

         Section 8.        ENTIRE AGREEMENT.  THIS SUPPLEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE
SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL
OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                                     ACXIOM CORPORATION

                                                     By:
                                                            Name:
                                                            Title:

New Total Revolving Commitment:
$__________________                                  JPMORGAN CHASE BANK, as the Agent

                                                     By:
                                                            Name:
                                                            Title:

$______________________                              [BANK]

                                                     By:
                                                            Name:
                                                            Title:

$______________________                              [NEW LENDER]

                                                     By:
                                                            Name:
                                                            Title:

                                                                3

                                                         CONSENT OF GUARANTORS

         Each Guarantor:  (i) consents and agrees to this Supplement; (ii) agrees that each of the Subsidiary Guaranty, the Security
Agreement, and the Intercreditor Agreement is in full force and effect and continues to be its legal, valid and binding obligation enforceable in accordance with its respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of the
Borrower arising as a result of the increase in the Revolving Commitments contemplated hereby are "Guaranteed Indebtedness" as defined in the Subsidiary Guaranty, "Revolving Obligations" as defined in the Intercreditor Agreement, and "Obligations" as defined in the Security Agreement.

                                                     [List Guarantors]

                                                     By:
                                                            Name:
                                                            Title:

                                                                4

                                                               EXHIBIT D
                                                                  TO
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                    Form of Intercreditor Agreement

                                             AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                                                              relating to

                                                          ACXIOM CORPORATION

                                                                 with

                                                          JPMORGAN CHASE BANK
                                                 (formerly The Chase Manhattan Bank),
                                                          as collateral agent

                                                            5 February 2003

                                             AMENDED AND RESTATED INTERCREDITOR AGREEMENT

         THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this "Agreement"), dated as of February 5, 2003, is by and among,
JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank who was successor in interest by merger to Chase Bank of Texas, National
Association), as agent for the lenders under the Revolver Agreement (as such term is hereafter defined and in such capacity and its successors in such capacity, the "Revolver Agent"), JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as collateral agent hereunder (the "Collateral Agent"), ACXIOM CORPORATION ("Borrower") and its subsidiaries party hereto (such subsidiaries, together with Borrower and any other Person [as hereinafter defined] who is or becomes a party to any agreement that guarantees or secures payment and performance of the Obligations [as hereinafter defined] or any part thereof, the "Obligated Parties").

                                                               RECITALS:

         A.      Borrower, JPMorgan Chase Bank, as the administrative agent, U.S. Bank National Association, as documentation agent,
Bank of America, N.A., as syndication agent, and certain lenders named therein (such lenders, together with any other lender that becomes a party to the credit agreement described in this clause A, herein the "Revolving Lenders") have entered into that certain
Second Amended and Restated Credit Agreement dated as of February 5, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, herein the "Revolver Agreement").

         B.       The Obligated Parties, the Collateral Agent and certain other parties are party to that certain Intercreditor
Agreement dated September 21, 2001 (as amended by that certain First Amendment to Intercreditor Agreement dated January 28, 2002 and that certain Second Amendment to Intercreditor Agreement dated May 13, 2002, the "Original Intercreditor Agreement"). JPMorgan Chase
Bank in its capacity as "Term Lender" under the "Term Loan Agreement" and as "Letter of Credit Bank" (as such terms are defined in the Original Intercreditor Agreement) was also party to the Original Intercreditor Agreement.  In April 2002, Borrower prepaid the
"Notes" (as defined in the Original Intercreditor Agreement) and the "Letter of Credit" (as defined in the Original Intercreditor
Agreement) was cancelled.  Concurrently with the execution of this Agreement, Borrower has prepaid the obligations outstanding under the Term Loan Agreement and JPMorgan Chase Bank, solely in its capacity as "Term Lender" and "Letter of Credit Bank", has agreed that it is no longer party to the Original Intercreditor Agreement and that it may be amended or otherwise modified without its consent in such capacities only.

         C.       Bank of America, N.A., in its capacity as "Synthetic Agent" (as defined in the Original Intercreditor Agreement), and the "Holders" and "Synthetic Lenders" (as both terms are defined in the Original Intercreditor Agreement)  were also party to the Original Intercreditor Agreement. Concurrently with the execution of this Agreement:  (i) Borrower has prepaid its obligations outstanding under the "Operative Agreements" (as defined in the Original Intercreditor Agreement) and has terminated all commitments thereunder and (ii) the Synthetic Agent, the Holders and the Synthetic Lenders have agreed that they are no longer party to the
Original Intercreditor Agreement and that it may be amended or otherwise modified without their consent.

         D.       The Parties hereto desire to amend and restate the Original Intercreditor Agreement in order to: (i) clarify that upon the effectiveness of this Agreement, no "Letter of Credit Obligations", "Synthetic Obligations", or "Term Obligations" (as each is defined by the Original Intercreditor Agreement) exist and (ii) to delineate the respective rights and interests of the remaining parties entitled to the benefits of the Original Intercreditor Agent.

                                                                2

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                                                ARTICLE I.

                                                              Definitions

SECTION 1.01.     Definitions.  As used in this Agreement, the following terms have the following meanings:

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

                  "Agreement" has the meaning set forth in the introduction hereto.

                  "Borrower" has the meaning set forth in the introduction hereto.

                  "Business Day" means any day on which commercial banks are not authorized or required to close in Texas or
         New York.

                  "Collateral" means the property in which the Collateral Agent has been granted security interests and Liens pursuant to the Collateral Documents.  Except as provided in Section 4.03(a) and (b) or specifically in the Fourth
         Amendment to Security Agreement dated February 5, 2003, between the Collateral Agent and the Borrower, the
         Collateral does not include any Obligated Party's right, title or interest in or to the following (regardless of whether title is held by any Obligated Party, a lessor or otherwise held in a trust estate created to facilitate the financing of the Synthetic Property):  (i) the Synthetic Property and the other assets held by the Synthetic Real
         Estate Subsidiary; (ii) the documentation governing the financing of the Synthetic Property and the other assets held by the Synthetic Real Estate Subsidiary; (iii) the Equity Interest in any single purpose entity established or used to facilitate the financing of the Synthetic Property and the other assets held by the Synthetic Real Estate
         Subsidiary; and (v) all modifications, replacements and proceeds of the foregoing clauses (i) through (iii).

                  "Collateral Agent" means JPMorgan Chase Bank (formerly The Chase Manhattan Bank) in its capacity hereunder as agent for the Creditors and, if JPMorgan Chase Bank shall resign or be removed as Collateral Agent pursuant to
         Section 6.04 hereof, any successor collateral agent appointed pursuant to the terms hereof.

                  "Collateral Documents" means this Agreement, the Original Intercreditor Agreement, the Security Agreement,
         the Mortgages and all financing statements, landlord lien waiver and subordination agreements, intellectual property security agreements and other documentation executed in connection with Section 4.03 of this Agreement or in connection with the Security Agreement or the Mortgages, as any of the foregoing may be amended, renewed, extended, supplemented or otherwise modified from time to time.

                  "Creditors" means the Revolving Lenders, the Revolver Agent, and any Affiliate of any Revolving Lender or
         the Revolver Agent who is owed any Obligations.

                                                                3

                  "Deposit Obligations" means all obligations, indebtedness, and liabilities of any Obligated Party to any
         Creditor arising pursuant to any deposit, lock box or cash management arrangements entered into by any Creditor with any Obligated Party, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation, indebtedness, and liabilities of any Obligated Party, to repay any credit extended in connection with such arrangements, interest thereon, and all fees, costs, and expenses (including attorneys' fees and expenses)
         provided for in the documentation executed in connection therewith.  The Deposit Obligations of a Creditor shall at no time include any other type of Obligations described herein which are owed to such Creditor.

                  "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of
         America, any state thereof or the District of Columbia.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous
         Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" has the meaning specified in the Revolver Agreement.

                  "Event of Default" means any "Event of Default" as defined in the Revolver Agreement.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency hedging arrangement.

                  "Hedging Obligations" means all obligations, indebtedness, and liabilities of any Obligated Party to any
         Creditor arising pursuant to any Hedging Agreements entered into by such Creditor with any Obligated Party whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses
         (including attorneys' fees and expenses) provided for in such Hedging Agreements.

                                                                4

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Mortgage Policy" has the meaning set forth in Section 4.03.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by
         Borrower and identified on Schedule 1.01 and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 4.03 of this Agreement.

                  "Mortgages" means (a) that certain Mortgage, Assignment, Security Agreement and Financing Statement dated
         September 30, 2001 executed by Borrower and filed in Faulkner County, Arizona on September 28, 2001 at file number
         2001-17713, (b) that certain Mortgage, Assignment, Security Agreement and Financing Statement dated September 30,
         2001 executed by Borrower and filed in Maricopa County, Arizona on September 28, 2001 at file number 2001-0903489, and (c) all other mortgages and deeds of trust executed by Borrower or any other Obligated Party for the benefit of the Collateral Agent, in substantially the form of Exhibit "B" to the Original Intercreditor Agreement, as each may be amended or otherwise modified from time to time.

                  "Notice of Acceleration " has the meaning set forth in Section 3.02.

                  "Obligated Parties" has the meaning set forth in the introduction to this Agreement.

                  "Obligations" means the Revolving Obligations, the Hedging Obligations, the Deposit Obligations and all
         obligations, indebtedness and liability of Borrower to the Collateral Agent arising pursuant to this Agreement or any of the Collateral Documents now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, including without limitation, all attorneys' fees and expenses incurred by the Collateral Agent.

                  "Original Intercreditor Agreement" has the meaning set forth in the recitals hereto.

                  "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority or other entity.

                  "Potential Default" means the violation by Borrower of any covenant in the Revolver Documents or the occurrence of any other condition or event specifically described in the event of default sections of the Revolver
         Documents which, in each case, after the giving of notice specified in the Revolver Documents or the lapse of any time period specified in the Revolver Documents or both, would constitute an Event of Default.

                  "Proceeds" means any and all money or other property received upon the sale, lease, exchange, casualty loss, condemnation or other disposition of any Collateral or any proceeds thereof.  For purposes of this Agreement,

                                                                5

         the term "Proceeds" shall:  (a) specifically include (i) insurance proceeds paid from insurance covering the
         Collateral and (ii) any amounts received through the exercise of any right of set-off, banker's lien or similar right but (b) specifically exclude any amounts received as a result of any judgment (except judgments rendered in respect of the Collateral) or any distribution from any bankruptcy or other insolvency proceedings (except such distributions made in respect of the Collateral).

                  "Pro Rata" means, with respect to a Creditor and the type of Obligations specified, at the time of determination, its ratable portion of such Obligations expressed as a percentage determined by dividing the amount of such Obligations owed to such Creditor by the total amount of the same Obligations owed to all Creditors and then multiplying the quotient thereof by 100 and rounding to the nearest one hundredth of one percent.

                  "Required Creditors" means:  (i) at any time any portion of the Revolving Obligations remain unsatisfied,
         Revolving Lenders holding at least fifty-one percent (51%) of the principal amount of the Revolving Obligations; and
         (ii) at any time after the Revolving Obligations have been satisfied, Creditors holding at least fifty-one percent
         (51%) of the principal amount of the Obligations.  For purposes of the calculations under this definition: (i) the principal amount of the obligations of the Revolving Lenders shall be deemed to be equal to the Revolving
         Commitments (as defined in the Revolver Agreement) prior to the occurrence of an Event of Default and (ii) the
         Revolver Agent, in its capacity as such, shall not be included as a Creditor.

                  "Revolver Agent" has the meaning set forth in the introduction hereto.

                  "Revolver Agreement" has the meaning set forth in the recitals hereto.

                  "Revolver Documents" means the Revolver Agreement, the guaranties described therein, the other Loan
         Documents (as defined therein), and any other agreements, instruments and other documentation executed and delivered in connection therewith, as such agreements, instruments and other documentation may be amended or otherwise modified from time to time.

                  "Revolving Lenders" has the meaning set forth in the recitals hereto.

                  "Revolving Obligations" means all obligations, indebtedness, and liabilities of Borrower or any other
         Obligated Party to the Revolver Agent and the Revolving Lenders, or any of them, arising pursuant to any of the
         Revolver Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of Borrower under the Revolver Agreement and the other Revolver Documents
         (including, without limitation, all of Borrower's contingent reimbursement obligations in respect of letters of credit issued pursuant thereto), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                  "Security Agreement" means the Security Agreement dated September 21, 2002 among Collateral Agent and the
         Obligated Parties, as the same has been and may be further amended or otherwise modified from time to time.

                                                                6

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of Borrower.

                  "SPV Finance Documents" has the meaning specified in the Revolver Agreement.

                  "Synthetic Property " has the meaning specified in the Revolver Agreement.

                  "Synthetic Real Estate Subsidiary " has the meaning specified in the Revolver Agreement.

                  "Transaction Documents" means this Agreement, the Original Intercreditor Agreement, the Revolver Documents,
         the Collateral Documents, the documentation evidencing and governing any of the Deposit Obligations and the Hedging
         Obligations and any other agreements, instruments and other documentation executed and delivered in connection with any of the foregoing, as such agreements, instruments and other documentation may be amended or otherwise modified from time to time.

SECTION 1.02.     Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words "hereof", "herein", and "hereunder" and words of similar import referring to this
Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all
Article and Section references pertain to this Agreement.

                                                                ARTICLE II.

                                            Sharing of Collateral; Distribution of Proceeds

SECTION 2.01.     Sharing of Collateral.  The Collateral Agent shall be the secured party under the Collateral Documents and shall hold the Collateral, all for the benefit of the Creditors.  Each Creditor shall have an undivided interest in the Collateral and shall be entitled to its portion of any Proceeds received by Collateral Agent from any of the Collateral in accordance with this
Agreement.

SECTION 2.02.     Distribution of Proceeds by Collateral Agent. All Proceeds received by the Collateral Agent shall first be applied as payment of the accrued and unpaid fees of the Collateral Agent hereunder and then to all other unpaid or unreimbursed Obligations
(including reasonable attorneys' fees and expenses) owing to the Collateral Agent in its capacity as Collateral Agent only.  Any amount of such Proceeds remaining after the applications described in the preceding sentence shall be distributed:

                                                                7

(a)      First, to the Revolver Agent for application to Revolving Obligations until all the liquidated Revolving Obligations have been satisfied in full and all contingent reimbursement obligations in respect to letters of credit issued under the Revolver
Agreement have been fully cash collateralized;

(b)      Second, to the Creditors who are owed Hedging Obligations for application to the Hedging Obligations, Pro Rata (calculated based on the Hedging Obligations), until all the liquidated Hedging Obligations have been satisfied in full and all contingent
Hedging Obligations have been fully cash collateralized;

(c)      Third, to the Creditors who are owed Deposit Obligations for application to the Deposit Obligations, Pro Rata (calculated based on the Deposit Obligations), until all the liquidated Deposit Obligations have been satisfied in full and all contingent
Deposit Obligations have been fully cash collateralized;

(d)      Fourth, to the Creditors for application to any other Obligation, Pro Rata (calculated based on the Obligations then outstanding), until all of the Obligations have been satisfied in full or cash collateralized; and

(e)      Finally, after all of the Obligations have been satisfied in full or cash collateralized and all commitments and other obligations of the Creditors to the Obligated Parties or any one of them have been terminated or otherwise satisfied, to the
Obligated Party entitled thereto or as a court of competent jurisdiction may direct or as otherwise required by law.

SECTION 2.03.    Creditor Delivery of Information. If a Creditor fails to supply information relating to the outstanding Obligations owed to it for purposes of calculating the Pro Rata portions within ten (10) Business Days after being given a written request by the Collateral Agent, distributions hereunder shall be established by the Collateral Agent on the basis of the information available to it and the Collateral Agent shall have no liability or responsibility for any shortfall or excess in amounts distributed on the basis thereof.

SECTION 2.04.     Proceeds Securing Contingent Obligations. Portions of the Proceeds of the Collateral distributed to a Creditor may thereafter be held by the Creditor as collateral for the contingent or unliquidated Obligations.  In the event that such Obligations do not turn into liquidated Obligations and/or are otherwise finally satisfied or no longer exist, the Creditor holding the applicable Proceeds agrees to distribute the Proceeds so held in accordance with Section 2.02.

SECTION 2.05.     Proceeds Received Directly by a Creditor.  If any Creditor receives any Proceeds after receiving a Notice of
Acceleration or as a result of the exercise of the right of set-off, banker's lien or similar right (other than pursuant to the exercise of the right of set-off, banker's lien or similar right exercised to satisfy any Deposit Obligations) such Person shall:
(a) notify the Collateral Agent and the Revolver Agent in writing of the nature of such receipt, the date of the receipt and the amount thereof; (b) deduct from the Proceeds received any costs or expenses (including attorneys' fees and expenses) incurred in connection with the acquisition of such Proceeds; (c) hold the remaining amount of such Proceeds in trust for the benefit of the
Collateral Agent until paid over to the Collateral Agent; and (d) pay the remaining amount of such Proceeds to the Collateral Agent promptly upon receipt thereof.  Upon receipt, the Collateral Agent shall promptly distribute the Proceeds so received in accordance with Section 2.02.  Prior to receiving a Notice of Acceleration, any Creditor may accept and apply payments made from the Collateral on or in respect of the Obligations to which they are a party without any responsibility to turn over or share such payments with any other Creditor; provided that any Proceeds received at any time from or as a result of:  (i) the exercise of the right of set-
off, banker's lien or similar right (other than an exercise of such a right to satisfy Deposit Obligations) or (ii) a casualty loss

                                                                8

to or condemnation of any of the Collateral shall be turned over to the Collateral Agent and distributed in accordance with Section
2.02. After a Notice of Acceleration is sent, all such Proceeds shall be turned over to the Collateral Agent in accordance with this
Section 2.05 and shall be distributed by the Collateral Agent in accordance with Section 2.02.

SECTION 2.06.     Incorrect Distribution.  If any Creditor receives any Proceeds in an amount in excess of the amount such Person is entitled to receive under the terms hereof, such Person shall (a) hold such excess Proceeds in trust for the benefit of the
Collateral Agent until paid over to the Collateral Agent and (b) shall promptly pay the excess amount of such Proceeds to the
Collateral Agent.  The Collateral Agent shall promptly distribute the amount so received to the Creditors entitled thereto in accordance with the terms of Section 2.02.

SECTION 2.07.    Return of Proceeds. If at any time payment, in whole or in part, of any Proceeds distributed hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent or by any Creditor as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such Proceeds agrees, upon demand, to return the portion of such Proceeds it has received to the Person responsible for restoring or returning such Proceeds.

SECTION 2.08.     Notice to Persons making Distributions.  Each Creditor shall promptly and appropriately instruct any Person (other than the Collateral Agent) making any distribution of Proceeds to make such distribution so as to give effect to this Agreement.

SECTION 2.09.     Perfection by Possession. The Collateral Agent hereby appoints each Creditor to serve as its bailee to perfect the
Collateral Agent's Liens and security interest in any Collateral, including any Proceeds, in the possession of any such Creditor
(and continues the appointments made under the Original Intercreditor Agreement).  Any Creditor possessing such Collateral agrees to so act as bailee for the Collateral Agent in accordance with the terms and provisions hereof.

SECTION 2.10.     Non-Cash Proceeds.  Notwithstanding anything contained herein to the contrary, if Collateral Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any Proceeds received by Collateral Agent (or received directly by any
Creditor) to be distributed and shared pursuant to this Article II are in a form other than immediately available funds, the Person receiving such Collateral or Proceeds shall not be required to remit any share thereof under the terms hereof and the Creditors shall only be entitled to their undivided interests in the Collateral or non-cash Proceeds as determined hereby. The Creditors shall receive the applicable share of any immediately available funds consisting of Proceeds from such Collateral or proceeds of such non-
cash Proceeds so acquired only if and when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Article II is held by the Collateral Agent pursuant to this Section 2.10, the Collateral
Agent shall hold such Collateral or other property for the benefit of the Creditors in accordance with their undivided interest therein and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Creditors subject to the restrictions in Section 7.06 hereof.

SECTION 2.11.     Subordination of Other Liens.  Subject to the rights of the Creditors created by this Agreement and the Collateral
Documents and notwithstanding any contrary terms of any Transaction Document, all Liens and other right, title and interest now or hereafter acquired by the Collateral Agent in any or all of the Collateral (the "Collateral Agent Interests") shall be prior and superior to any Lien, or other right, title or interest, now held or hereafter acquired by any other Creditor in and to such property (collectively, the "Creditor Subordinate Interests") and the Creditors hereby agree that the Creditor Subordinate Interests

                                                                9

shall be subordinate to the Collateral Agent Interests.  The priority of the Collateral Agent Interests shall be applicable irrespective of the time or order of attachment or perfection of any Lien, or other right, title or interest or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary.

                                                                ARTICLE III.

                                                          Rights and Remedies

SECTION 3.01.     Creditors' Rights and Remedies.  The Creditors shall have all the rights and remedies available to them under the
Transaction Documents to which they or their agent is a party or under applicable law upon the occurrence of a Potential Default or an Event of Default or at any other time and without limiting the generality of the foregoing, each Creditor shall have the independent right, exercised in accordance with the applicable Transaction Documents (other than the Collateral Documents) (and if required by the applicable Transaction Documents, through such Creditor's agent), to do any of the following:

(a)      accelerate the Obligations owing to such Creditor pursuant to the Transaction Documents (other than the Collateral
Documents) to which such Creditor is a party;

(b)      institute suit against any Obligated Party (i) under the terms of the applicable Transaction Documents (other than the
Collateral Documents) for collection of the amounts owing thereunder or (ii) seeking an injunction, restraining order or any other similar remedy;

(c)      seek the appointment of a receiver for any Obligated Party (but not any of the Collateral);

(d)      file an involuntary petition under any bankruptcy or insolvency laws against any Obligated Party or file a proof of claim in any bankruptcy or insolvency proceeding;

(e)      exercise the right of set-off; or

(f)      take any other enforcement action with respect to any Potential Default or Event of Default pursuant to and in accordance with the Transaction Documents (other than the Collateral Documents) to which it or its agent is a party.

Without limiting the foregoing, any Creditor that is owed Deposit Obligations shall be entitled to exercise all rights of set-off, banker's lien or other rights under the Transaction Documents (other than the Collateral Documents) relating to the Deposit
Obligations to pay and satisfy the Deposit Obligations owing to such Creditor unless the Creditor has entered into an agreement with the Collateral Agent to the contrary.  Notwithstanding the first sentence of this Section 3.01 and except as otherwise provided in the second sentence of this Section 3.01, no Creditor may bring any action or other proceeding in respect of the Collateral or enforce or demand enforcement of any rights with respect to the Collateral except upon the terms and conditions set forth in this
Agreement.  If any Creditor obtains any payment of any Obligations owed as a result of the exercise of any right or remedy permitted by this Section 3.01, other than from a distribution of Proceeds (except as otherwise provided in the second sentence of this
Section 3.01), such Person shall be entitled to retain the full amount thereof and shall promptly apply the amount received to the
Obligations owed to it in accordance with the Transaction Documents to which it is a party.

SECTION 3.02.     Enforcement of Security Interest.  Any Creditor which has actual knowledge of an Event of Default or Potential
Default which has not been or is not reasonably expected to be cured or waived or facts which indicate that a Potential Default or an Event of Default which has not been or is not reasonably expected to be cured or waived has occurred, shall deliver to the

                                                                10

Collateral Agent and the other Creditors a written notice setting forth in reasonable detail the facts and circumstances thereof. A
Creditor that has accelerated, or has actual knowledge of any acceleration of any of the Obligations shall deliver to the Collateral
Agent and the other Creditors a written notice setting forth in reasonable detail the facts and circumstances thereof (a "Notice of
Acceleration").  Upon the receipt of a Notice of Acceleration, the Collateral Agent shall, subject to the other terms and provisions hereof, take such steps as the Required Creditors may direct, including without limitation, steps (a) to foreclose or otherwise enforce any Lien or security interest granted to the Collateral Agent under the Collateral Documents in accordance with the terms thereof and (b) to exercise any and all other rights and remedies afforded to the Collateral Agent by the terms of this Agreement, by the terms of the Collateral Documents, by the laws of the State of Texas or any other jurisdiction, by equity or otherwise.

SECTION 3.03.    Emergency Actions. The Collateral Agent is authorized, but not obligated, to take any action reasonably required to perfect or continue the perfection of the security interests and Liens on the Collateral for the benefit of the Creditors and following the occurrence of an Event of Default and before the Required Creditors have given the Collateral Agent directions, to take any action which the Collateral Agent, in its sole discretion and good faith, believes to be reasonably required to promote and protect the interests of the Creditors and to maximize both the value of the Collateral and the present value of the recovery by the
Creditors on the Obligations; provided, however, that once such directions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto. The Collateral
Agent shall give written notice of any such action to the Creditors within one Business Day and shall cease any such action upon its receipt of written instructions from the Required Creditors.

                                                                ARTICLE IV.

                                                      Obligated Party Agreements

SECTION 4.01.     Insurance.  Borrower will, and will cause each of the other Obligated Parties to, maintain with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  Borrower will furnish to the Collateral Agent, upon its request, information in reasonable detail as to the insurance so maintained.  Each general liability insurance policy shall name the Collateral Agent as additional insured.  Each insurance policy covering Collateral shall name the Collateral Agent as loss payee and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Collateral Agent.

SECTION 4.02.     Inspection and Audit Rights.  In addition to inspections pursuant to any Transaction Document, Borrower will, and will cause each Obligated Party to permit any authorized representative designated by the Collateral Agent (acting individually or at the request of the Required Creditors), together with any authorized representative of any Creditor desiring to accompany the
Collateral Agent, to (a) visit and inspect the properties and financial records of any Obligated Party (including those records relating to the existence and condition of the Collateral), (b) conduct audits, appraisal and examinations of the Collateral,
(c) make extracts from such financial records, and (d) discuss the affairs, finances and condition of the Obligated Parties and the
Collateral with its officers and employees and independent public accountants.  The Collateral Agent shall also have the right to verify with any and all customers of any Obligated Party the existence and condition of the accounts receivable, as often as the
Collateral Agent may require.

                                                                11

SECTION 4.03.     Further Assurances; Additional Assets and Subsidiaries; other Collateral Matters.  At any time and from time to time, upon the written request of Collateral Agent, and at the expense of Borrower, each Obligated Party will promptly execute and deliver any and all such further instruments and documentation and take such further action as the Collateral Agent deems necessary or advisable in obtaining the full benefits of this Agreement and the Collateral Documents and of the rights, remedies and powers herein and therein conferred or reserved, subject to the terms of the Security Agreement. Without limiting the generality of the forgoing, Borrower agrees as follows:

(a)      Additional Subsidiaries.  If any additional Domestic Subsidiary is formed or acquired after the date hereof, Borrower will:
(i) notify the Collateral Agent thereof, and (ii) promptly after such Subsidiary is formed or acquired: (A) cause such Subsidiary to become a party to the Security Agreement pursuant to the completion and execution of a Subsidiary Joinder Agreement (as such term is defined in the Security Agreement) and promptly take such actions to create and perfect Liens intended to be created on such
Subsidiary's personal property assets under the terms of the Security Agreement to secure the Obligations as the Collateral Agent shall reasonably request; (B) cause such Subsidiary to grant the Collateral Agent Liens on such Subsidiary's real property assets under the terms of a Mortgage to secure the Obligations; (C) cause such Subsidiary to execute and deliver any and all further documentation and take such further action as the Collateral Agent deems necessary or advisable to (1) grant, perfect and protect such Liens, (2) to evidence the authority of such Subsidiary to grant such Liens and (3) for the Collateral Agent to obtain the full benefits of this Agreement and the Collateral Documents, but subject to the exclusions set forth in the Security Agreement; and
(D) cause the equity interests issued by such Subsidiary to be pledged pursuant to the Security Agreement by the owner thereof.
Notwithstanding the forgoing or anything in the Security Agreement to the contrary, the Borrower will not be required to cause the
Synthetic Real Estate Subsidiary to comply with the provisions of clauses (A) through (C) of this Section unless the Collateral
Agent requests when: (i) an Event of Default under clause (a) or (b) of Article VIII (payment defaults) of the Revolver Agreement exists or (ii) an Event of Default arising as a result of the failure to comply with the covenants in Article VII (the financial covenants) of the Revolver Agreement exists which has not been cured or waived within 30 days after the occurrence thereof.  If the
Collateral Agent makes a request under and pursuant to the permissions of the forgoing sentence, then the Borrower will, and will cause the Synthetic Real Estate Subsidiary to, comply with the obligations under first sentence of this section and any obligations under the Security Agreement promptly after such request is delivered with respect to all of its property which is not encumbered by a Lien permitted by the Revolver Agreement.

(b)      Additional Assets. If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Obligated Party after September 21, 2001 (other than:  (i) assets constituting Collateral under the Collateral
Documents that become subject to the Lien of the Collateral Documents upon acquisition thereof, (ii) assets financed with indebtedness permitted by the Revolver Agreement, (iii) assets encumbered by other consensual Liens permitted by the Revolver
Agreement, and (iv) any Synthetic Property or any SPV Finance Documents) or if any Lien encumbering any material assets (other than the Synthetic Property) which are not Collateral as of September 21, 2001 are released or otherwise discharged after September 21,
2001, Borrower will notify the Collateral Agent thereof, and, if requested by the Collateral Agent or the Required Creditors,
Borrower will cause such assets to be subjected to a Lien in favor of the Collateral Agent securing the Obligations and will take, and cause the applicable other Obligated Parties to take, such actions as shall be necessary or reasonably requested by the
Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section but subject to the exclusions set forth in the Security Agreement, all at the expense of the Obligated Parties.  The Borrower acknowledges that the fee and leasehold interests of the Borrower in the real property and related improvements located in Faulkner County, Conway, Arkansas which became unencumbered on or about July 3, 2002 are subject to the provisions of the forgoing sentence and the Collateral Agent or the Required Creditors may require the Borrower to grants Liens therein at any time as long as such property is not then

                                                                12

encumbered by a Lien permitted by the Revolver Agreement.  If the Collateral Agent requests when: (i) an Event of Default under clause (a) or (b) of Article VIII (payment defaults) of the Revolver Agreement exists or (ii) an Event of Default arising as a result of the failure to comply with the covenants in Article VII (the financial covenants) of the Revolver Agreement exists which has not been cured or waived within 30 days after the occurrence thereof, the Borrower will, and will cause any other Obligated
Party who has any interest in any Synthetic Property or SPV Finance Documents to, grant Liens in favor of the Collateral Agent to secure the Obligations in all the Synthetic Property and SPV Finance Documents which are not encumbered by a Lien permitted by the
Revolver Agreement and will take, and cause the applicable other Obligated Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this
Section but subject to the exclusions set forth in the Security Agreement, all at the expense of the Obligated Parties.

(c)      Mortgaged Property.

(i)      Appraisals.  If requested by the Collateral Agent or required by applicable law, Borrower shall deliver or cause to be delivered to the Collateral Agent from time to time (but not more frequently than once each calendar year) a current appraisal of the Mortgaged Property or any portion thereof, such appraisals to be in form and substance satisfactory to the Collateral Agent.

(ii)     Title Insurance Commitments.  If requested by the Collateral Agent or required by applicable law, Borrower shall promptly deliver or cause to be delivered from time to time to the Collateral Agent (but not more frequently than once each calendar year):
(i) an unconditional commitment for the issuance of a mortgagee policy of title insurance, written by a title insurance company acceptable to Collateral Agent, and in a form satisfactory to Collateral Agent, with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, in an amount equal to not less than the fair market value of the Mortgaged Property subject to the Lien created by the Mortgages insured thereby, committing to insuring that such Lien creates a valid first Lien on, and security and title to, all Mortgaged Property described therein, with no exceptions which Collateral Agent shall not have approved in writing or (ii) an update to the title insurance commitment delivered in September 2001, such update to be in form and substance satisfactory to the Collateral Agent.

(iii)    Title Insurance Policy.  Within twenty (20) days following the request by the Collateral Agent, Borrower shall deliver or cause to be delivered to the Collateral Agent a mortgagee policy of title insurance (the "Mortgage Policy"), written by a title insurance company acceptable to Collateral Agent, and in a form satisfactory to Collateral Agent, in an amount equal to not less than the fair market value of the Mortgaged Property, insuring that the Mortgages create a valid first Lien on, and security and title to, all Mortgaged Property, with no exceptions which Collateral Agent shall not have approved in writing.  The Mortgage Policy shall include an endorsement insuring against the effect of future advances under the Transaction Documents, for mechanics' liens and for any other matter that Collateral Agent may request, and shall provide for affirmative insurance and such reinsurance as the
Collateral Agent may request.

(iv)     Environmental Reports.  If the Collateral Agent at any time has reasonable basis to believe that there may be a material violation of any Environmental Laws by, or any material liability arising thereunder of, any Obligated Party or related to any
Mortgaged Property or any real property adjacent to any Mortgaged Property, then Borrower agrees, upon the request of the Collateral
Agent to provide the Collateral Agent with such environmental reports and assessments, engineering studies or other written material or data as the Collateral Agent may require relating thereto.

(v)      Environmental Remediation.  In the event that the Collateral Agent determines from the environmental reports or information delivered pursuant to clause (iv) of this Section 4.03(c) or pursuant to any other information, that remedial action to correct an

                                                                13

adverse environmental condition is necessary with respect to any Obligated Party or the Mortgaged Property or any other property of any Obligated Party, Borrower shall take such action as the Collateral Agent may require to cure, or protect against, any material violation or potential violation of any Environmental Laws or any material actual or potential liability under any Environmental
Law.

SECTION 4.04.     Obligations Unimpaired.  Except as expressly provided herein, nothing contained in this Agreement shall impair, as between any Obligated Party and any Creditor, the obligation of an Obligated Party to pay or perform any Obligation it owes under the terms of the applicable Transaction Documents or any other liability of any Obligated Party to such Creditor when the same shall become due and payable in accordance with the terms of the applicable Transaction Documents.

SECTION 4.05.     No Additional Rights for Borrower. If any Creditor shall enforce its rights and remedies in violation of the terms of this Agreement, each Obligated Party agrees that it shall not use such violation as a defense to the enforcement by such Creditor of any of its rights under the Transaction Documents to which it is a party nor assert such violation as a counterclaim or basis for set-off or recoupment against such Creditor.  In furtherance of the foregoing, each Obligated Party agrees that this Agreement shall not give any Obligated Party any substantive or affirmative rights against any Creditor.

SECTION 4.06.     Confidentiality.  Each of the Collateral Agent, the Revolver Agent and the other Creditors agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates'
directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the
Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of Borrower, or (h) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Collateral Agent, any Agent or any other Creditor on a nonconfidential basis from a source other than Borrower. For the purposes of this Section, "Information" means all information received from Borrower relating to
Borrower or its business, other than any such information that is available to the Collateral Agent, either Agent or any other
Creditor on a nonconfidential basis prior to disclosure by Borrower; provided that, in the case of information received from
Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 4.07.     Leasing Limitations. Collateral Agent's consent shall be required in connection with any and all new leases, or in connection with the amendment or other modification of any existing lease(s), of the real property encumbered by the Mortgages (the
"Mortgaged Property").  Notwithstanding anything contained herein or in any of the Transaction Documents to the contrary, Collateral
Agent's consent shall not be required in connection with any new lease or in connection with the amendment or other modification of any existing lease of the Mortgaged Property, if such new lease or such existing lease following such amendment or other modification:  (i) is on a standard form lease previously approved in writing by Collateral Agent (with only non-material modifications thereto), (ii) covers less than 7,500 square feet, (iii) is for a term of not more than five (5) years (including all

                                                                14

renewal options), (iv) in the case of an amendment, does not reduce the rental rate provided under the lease being amended; and, in the case of a new lease, provides for rental rate not less than rental rates which are being obtained by landlords in projects similar to the Mortgaged Property in the market where such Mortgaged Property is located, and in any event, not less than the rental rate in effect under the lease being replaced, and (v) is entered into prior to the occurrence of an Event of Default.  Borrower shall deliver to Collateral Agent a copy of all new leases or any amendment to an existing lease within five (5) days after the execution thereof, whether or not Collateral Agent's consent to the execution thereof is required hereunder.

                                                                ARTICLE V.

                                                   Other Agreements Among Creditors

SECTION 5.01.     Independent Credit Decisions.  Each Creditor agrees that it has  independently and without reliance on the
Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral, its own credit analysis of the Obligated Parties and decision to enter into the Transaction Documents to which it is a party and that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Transaction Documents.

SECTION 5.02.     Accounting and Other Information. Each Creditor agrees to provide the Collateral Agent upon request a statement as to the outstanding amount of the Obligations owed to such Creditor. Each Creditor will promptly furnish to the Collateral Agent such other information concerning the Obligations owed to it as the Collateral Agent may reasonably request.

SECTION 5.03.     Keeping Books and Records.  The Collateral Agent will maintain proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to this Agreement, including without limitation, records of the calculation of the Pro Rata shares and the distributions made hereunder.

SECTION 5.04.     Parties Having Other Relationships.  Each Creditor acknowledges and accepts that now and in the future the
Collateral Agent and other Creditors or their respective affiliates may lend to Borrower or any other Obligated Party on a basis other than as covered by this Agreement or the Transaction Documents and on a basis which is not secured by the Collateral or may accept deposits from, act as trustee under indentures of, act as servicing bank or any similar function under any credit relationship with, and generally engage in any kind of business with Borrower or any other Obligated Party, all as if the Collateral
Agent or such Creditor were not a party to this Agreement or the other Transaction Documents.  Except as set forth herein, each
Creditor acknowledges that the Collateral Agent and other Creditors and their respective Affiliates may exercise all contractual and legal rights and remedies which may exist from time to time with respect to such other existing and future relationships without any duty to account therefore to the other Creditors.

SECTION 5.05.     Modification to Financing Documents.  Nothing herein shall restrict the right of any Creditor to amend, waive, consent to the departure from or otherwise modify any Transaction Document to which it is a party in accordance with the terms thereof.

                                                                15

                                                             ARTICLE VI.

                                                           Collateral Agent

SECTION 6.01.     Appointment, Powers and Immunities.  In order to expedite the various transactions contemplated by this Agreement, the Creditors hereby irrevocably appoint and authorize JPMorgan Chase Bank (formerly The Chase Manhattan Bank), and hereby continue the appointment of JPMorgan Chase Bank (formerly The Chase Manhattan Bank) under the Original Intercreditor Agreement, to act as their collateral agent hereunder and under each of the Collateral Documents. JPMorgan Chase Bank (formerly The Chase Manhattan Bank)
consents to such appointment and agrees to perform the duties of the Collateral Agent as specified herein.  The Creditors authorize and direct the Collateral Agent to take such action in their name and on their behalf under the terms and provisions of this
Agreement and the Collateral Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Collateral Agent for the Creditors, together with such rights and powers as are reasonably incidental thereto.  The
Collateral Agent is hereby expressly authorized to act as the Collateral Agent on behalf of the Creditors:

(a)      To receive on behalf of each of the Creditors any Proceeds paid pursuant to the Collateral Documents or in respect of the
Collateral and to distribute to the Creditors the Proceeds so received as provided in this Agreement;

(b)      To receive all Collateral and other items to be furnished or delivered under the Collateral Documents and to hold any
Collateral so received as agent and bailee for the Creditors to perfect the Liens and security interests granted pursuant to the
Collateral Documents therein;

(c)      To act as nominee for and on behalf of the Creditors in and under the Collateral Documents;

(d)      To distribute to the Creditors information, requests, notices, documents and other items received from Borrower and other
Persons in respect of the Collateral and the Collateral Documents;

(e)      To execute and deliver to Borrower and other Persons, all requests, demands, approvals, notices, and consents received from the Required Creditors in respect of the Collateral and the Collateral Documents;

(f)      To the extent permitted by this Agreement and the Collateral Documents, to exercise on behalf of the Creditors all rights and remedies under the Collateral Documents upon the occurrence of any Event of Default;

(g)      To accept, execute, and deliver the Collateral Documents and any other security documents as the secured party for the benefit of the Creditors;

(h)      To take title to Collateral for the benefit of the Creditors pursuant to the exercise of any rights and remedies under the
Collateral Documents and to manage the Collateral so acquired pursuant to the directions of the Required Creditors; and

(i)      To take such other actions as may be required hereunder or under the Collateral Documents and as may be requested by the
Required Creditors.

Neither the Collateral Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other

                                                                16

Collateral Documents except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the preceding sentence, the Collateral Agent:  (i) shall have no duties or responsibilities except those expressly set forth in this
Agreement and the Collateral Documents; (ii) shall not be required to initiate any litigation, foreclosure or collection proceedings hereunder or under any Collateral Document except to the extent requested by the Required Creditors; (iii) shall not be responsible to any Creditor for any recitals, statements, representations or warranties except those made by the Collateral Agent, contained in this Agreement or any Collateral Document, or any certificate or other document referred to or provided for in, or received by any of them under this Agreement or any Collateral Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Collateral Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (iv) shall not be required to keep itself informed as to the performance or observance by Borrower or any other Obligated Party of any Transaction Document or to inspect the properties or books of Borrower or any other Obligated Party; (v) except for notices, reports and other documents and information expressly required to be furnished to the Creditors by the Collateral Agent hereunder or under the Collateral Documents, shall not have any duty or responsibility to provide any Creditor with any credit or other financial information concerning the affairs, financial condition, properties or business of Borrower or any Obligated Party (or any of its Affiliates) or the Collateral which may come into the possession of the Collateral Agent or any of its Affiliates; (vi) may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vii) shall incur no liability under or in respect of this Agreement or any Collateral Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.  As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Creditors, and such instructions of the Required Creditors and any action taken or failure to act pursuant thereto shall be binding on the Creditors; provided, however, that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement or any
Collateral Document or applicable law.

SECTION 6.02.     Rights of Collateral Agent as a Creditor.  JPMorgan Chase Bank in its capacity as the Revolver Agent, a Revolving
Lender, and a Creditor hereunder and not as Collateral Agent shall have the rights and powers hereunder as any other party hereto and may exercise the same as though it were not acting as the Collateral Agent (except as provided in Section 6.04), and the terms
"Revolving Lender", "Creditors", or "Creditor" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity.

SECTION 6.03.     Indemnification; Reimbursement.  THE CREDITORS AGREE TO INDEMNIFY THE COLLATERAL AGENT, ITS AFFILIATES AND THEIR
RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS (COLLECTIVELY THE "INDEMNIFIED PARTIES") FROM AND HOLD EACH OF THEM
HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 7.01 AND 7.02 OR ANY OTHER TRANSACTION DOCUMENT, BUT WITHOUT LIMITING
THE OBLIGATIONS OF BORROWER UNDER SECTIONS 7.01 AND 7.02 OR ANY OTHER TRANSACTION DOCUMENT), RATABLY IN ACCORDANCE WITH THEIR PRO
RATA PORTIONS THEREOF (CALCULATED, WITH RESPECT TO EACH CREDITOR BY DIVIDING THE AMOUNT OF THE OBLIGATIONS OWED TO SUCH CREDITOR BY
THE TOTAL AMOUNT OF THE OBLIGATIONS OWED TO ALL CREDITORS), ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES,
ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR

                                                                17

NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNIFIED PARTY IN ANY WAY RELATING TO OR ARISING
OUT OF THE COLLATERAL OR ANY OF THE TRANSACTION DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY INDEMNIFIED PARTY UNDER
OR IN RESPECT OF THE COLLATERAL OR ANY OF THE TRANSACTION DOCUMENTS; PROVIDED, THAT NO CREDITOR SHALL BE LIABLE FOR ANY PORTION OF
THE FOREGOING TO THE EXTENT CAUSED BY AN INDEMNIFIED PARTIES' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT LIMITING THE
FOREGOING, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED HEREUNDER FROM AND
HELD HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 7.01 AND 7.02 OR ANY OTHER TRANSACTION DOCUMENT, BUT WITHOUT
LIMITING THE OBLIGATIONS OF BORROWER UNDER SECTIONS 7.01 AND 7.02 OR ANY OTHER TRANSACTION DOCUMENT) ALL OF SUCH LIABILITIES,
OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS'
FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY
NEGLIGENCE OF ANY INDEMNIFIED PARTY.  Without limiting any other provision of this Section, each Creditor agrees to reimburse the
Collateral Agent promptly upon demand for its Pro Rata portion (calculated, with respect to each Creditor by dividing the amount of the Obligations owed to such Creditor by the total amount of the Obligations owed to all Creditors), of any and all out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities hereunder or under the Collateral Documents, to the extent that the
Collateral Agent is not reimbursed for such expenses by Borrower.

SECTION 6.04.     Successor Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving thirty (30) days' prior written notice thereof to each Creditor and
Borrower and the Collateral Agent may be removed at any time for any material breach of its obligations hereunder by the vote of the
Required Creditors (excluding the Collateral Agent in its individual capacities acting as a Creditor, whose Obligations shall be excluded from the calculation of Required Creditors for this purpose). Upon any such resignation or removal, Required Creditors will have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by Required
Creditors and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation or the Required Creditors' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Creditors, appoint a successor Collateral Agent and such successor Collateral Agent shall be any other commercial bank organized under the laws of the United States of America or any State thereof, having combined capital and surplus of at least One
Hundred Million Dollars ($100,000,000.00) and rated "A" or better by Standard & Poors Rating Service or Moody's Investor Service,
Inc.  Upon the acceptance of its appointment as successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Collateral Agent, and the resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other
Collateral Documents.  After any Collateral Agent's resignation or removal as Collateral Agent, the provisions of this Article VI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Collateral
Agent.

SECTION 6.05.    Interpleader; Declaratory Judgment. In the event any controversy arises between or among the Creditors with respect to this Agreement or any rights of any Creditor hereunder, the Collateral Agent shall have the right to institute a bill of

                                                                18

interpleader in any court of competent jurisdiction with respect to any amounts held by the Collateral Agent hereunder or to initiate proceedings in any court of competent jurisdiction for a declaratory judgment to determine the rights of the parties.

SECTION 6.06.     Release of Collateral.

(a)      Automatic Release.  If the Borrower sells any Collateral which is permitted to be disposed of under all of the Transaction
Documents and the Borrower complies with the terms of the Transaction Documents, the Collateral will be disposed of free and clear of all Liens of the Collateral Agent.

(b)      Written Release.  The Collateral Agent is authorized to release of record, and shall release of record, any Liens encumbering any Collateral that is permitted to be sold upon the Borrower certifying in writing to the Collateral Agent that the proposed disposition of Collateral is permitted under all of the Transaction Documents, unless the Collateral Agent is aware that the proposed disposition is not permitted under the terms of the Transaction Documents. To the extent the  Collateral Agent is required to execute any release documents in accordance with the immediately preceding sentence (and clause (a) above), the
Collateral Agent shall do so promptly upon request of the Borrower. If the sale or other disposition of Collateral is not permitted under or pursuant to the Transaction Documents, the Liens encumbering the Collateral may only be released with the consent of the
Collateral Agent and the Revolver Agent (at the direction of the Revolving Lenders). Beginning with the fiscal quarter ended
December 31, 2002, in connection with the delivery of its quarterly financial statements as required by certain of the Transaction
Documents, the Borrower shall deliver to the Collateral Agent and each Agent a written report describing the Collateral disposed of during the fiscal quarter then ended as well as the aggregate sales price for all such Collateral.

(c)      Conway Property.  Without the consent or further agreement of any Creditor, the Collateral Agent is authorized to, and shall, release the Liens granted to it under the terms of the Mortgage in the Borrower's real property, improvements and fixtures located at 301 Industrial Boulevard, Conway, Arkansas  72032 (which includes the Mortgaged Property described in item 2 on Schedule
1.01) if and when such property is refinanced pursuant to a sale and lease back transaction or other financing permitted by the
Transaction Documents upon receipt of a certification by a financial officer of the Borrower that such property has been financed in a transaction permitted by all the Transaction Documents.

(d)      Synthetic Property.  Without the consent or further agreement of any Creditor, the Collateral Agent is authorized to, and shall, release the Liens granted to it under the terms of any of the Collateral Documents in any of the Synthetic Property, the
other assets of the Synthetic Real Property Subsidiary, the SPV Finance Documents and the Equity Interests in the Synthetic Real
Property Subsidiary when the Synthetic Property is financed pursuant to a financing permitted by Section 6.01(a)(xii)(C) of the
Revolver Agreement if: (i) a financial officer of the Borrower provides a written certification that such property has been financed in a transaction permitted by all the Transaction Documents and (ii) the release is required in connection with such financing.

                                                              ARTICLE VII.

                                                             Miscellaneous

SECTION 7.01.     Expenses.  Borrower hereby agrees to pay the Collateral Agent on demand (a) all costs and expenses incurred by the
Collateral Agent in connection with the preparation, negotiation, and execution of this Agreement, the other Collateral Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation,

                                                                19

the fees and expenses of legal counsel for the Collateral Agent, (b) all costs and expenses incurred by the Collateral Agent in connection with the enforcement of this Agreement and the other Collateral Documents, including, without limitation, the fees and expenses of legal counsel for the Collateral Agent, and (c) all other costs and expenses incurred by the Collateral Agent in connection with this Agreement or any Collateral Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by an governmental authority, incurred in connection with any environmental assessment or any audit or appraisal of any Collateral or otherwise payable in respect of this Agreement or any other Collateral Document.

SECTION 7.02.     Indemnification.  BORROWER HEREBY INDEMNIFIES THE COLLATERAL AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE
OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES,
CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH
DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT
OF ANY OF THE TRANSACTION DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, (C) ANY BREACH BY
BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE TRANSACTION
DOCUMENTS, (D) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY COLLATERAL OR ANY OTHER PROPERTY
CURRENTLY OR FORMERLY OWNED OR OPERATED BY ANY OBLIGATED PARTY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE COLLATERAL
OR ANY OBLIGATED PARTY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING WITHOUT LIMITATION, ANY THREATENED
INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED HOWEVER, NO PERSON TO BE INDEMNIFIED UNDER
THIS SECTION SHALL BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS,
COSTS AND EXPENSES ARISING OUT OF RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT
LIMITING THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PARTY TO BE INDEMNIFIED HEREUNDER SHALL BE
INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS,
JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE
DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY PARTY TO BE INDEMNIFIED
HEREUNDER.

SECTION 7.03.     Limitation of Liability. Neither the Collateral Agent nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and each Obligated Party and each Creditor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, punitive or consequential damages suffered or incurred by any Obligated Party or any Creditor in connection with, arising out of, or in any way related to, this Agreement or any of the other Transaction Documents, or any of the transactions contemplated by this Agreement or any of the other Transaction
Documents.

SECTION 7.04.     No Waiver; Cumulative Remedies.  No failure on the part of the Collateral Agent or any other Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or

                                                                20

privilege under this Agreement or any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights and remedies provided by law.

SECTION 7.05.     Successors and Assigns. The Revolver Agent represents and warrants that it has the authority to bind the Revolving
Lenders to the terms and provisions of this Agreement. By accepting the benefits hereof and of the Collateral, the Creditors who are not a party hereto also agree to the terms hereof. As a result, this Agreement shall be binding upon and inure to the benefit of the
Collateral Agent, the Creditors, each Obligated Party and their respective successors and assigns, including any assignees permitted under the terms of the Transaction Documents.  No Obligated Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent and all of the Creditors.

SECTION 7.06.     ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT; AMENDMENT. This Agreement amends and restates in its entirety the
Original Intercreditor Agreement.  The Obligated Parties and the Creditors ratify and confirm the Original Intercreditor Agreement and for all matters arising prior to the effective date of this Agreement (including, without limitation, matters relating to indemnification), the terms of the Original Intercreditor Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. Each Obligated Party represents and warrants that as of the date hereof there are no claims or offsets against or rights of recoupment with respect to or defenses or counterclaims to its obligations under the Original Intercreditor
Agreement or any of the other Collateral Documents.  TO INDUCE THE CREDITORS TO ENTER INTO THIS AGREEMENT, EACH OBLIGATED PARTY
WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO
THE DATE HEREOF AND RELATING TO THE ORIGINAL INTERCREDITOR AGREEMENT OR THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED
HEREBY OR THEREBY. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG
THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS (INCLUDING THE ORIGINAL INTERCREDITOR AGREEMENT),
REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (PROVIDED THAT THE TERMS AND
PROVISIONS OF ARTICLE IV HEREOF SHALL BE IN ADDITION TO THE TERMS AND PROVISIONS OF THE TRANSACTION DOCUMENTS AND SHALL NOT AFFECT
THE OBLIGATIONS OF BORROWER OR ANY OTHER OBLIGATED PARTY UNDER SUCH TRANSACTION DOCUMENTS) AND MAY NOT BE CONTRADICTED OR VARIED BY
EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS
AMONG THE PARTIES THERETO. No amendment or waiver of any provision of this Agreement or the Collateral Documents, nor any consent to any departure by Borrower or any Obligated Party therefrom, shall in any event be effective unless the same shall be agreed to and consented to by the Collateral Agent and the Required Creditors, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Creditors, do any of the following:  (a) change the number of Creditors which shall be required for the Collateral Agent to take any action under this Agreement; (b) change the substance of any provision contained in Articles II or
III or this Section 7.06 whether through the amendment to such sections or amendments to the definitions used therein; or (c)

                                                                21

release any Collateral (other than as provided by Section 6.06) or permit any Collateral to secure obligations other than the
Obligations. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver or consent shall be made with respect to: (i) Article VI hereof without the prior written consent of the Collateral Agent; and (ii)  Article IV, or Sections 7.01
and 7.02 without the agreement of the Obligated Parties.  Notwithstanding the forgoing, any Subsidiary who joins into the Security
Agreement pursuant to a Subsidiary Joinder Agreement in the form attached thereto, may become an Obligated Party hereunder on the terms thereof without the consent or agreement of any other party hereto.

SECTION 7.07.     Notices.  All notices and other communications provided for in this Agreement shall be in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified on
Schedule 7.07 hereto; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly  deposited in the mails, in each case given or addressed as aforesaid.

SECTION 7.08.     Applicable Law; Jurisdiction; Consent to Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. EACH OBLIGATED PARTY HEREBY
IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF
TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT
FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY COLLATERAL DOCUMENT, OR FOR
RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL
CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY
LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN
THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR
PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY OBLIGATED PARTY OR ITS PROPERTIES IN THE COURTS
OF ANY JURISDICTION.  Each Obligated Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.07. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.09.     Counterparts.  This Agreement may be executed in one or more counterparts and on facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 7.10.     Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

                                                                22

SECTION 7.11.     Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

SECTION 7.12.     Construction.  Each Obligated Party, each Creditor and the Collateral Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

SECTION 7.13.     Termination.  This Agreement shall terminate upon the earlier to occur of (a) irrevocable payment in full of the
Obligations (and the termination of the commitments of all of the Creditors under the Transaction Documents), provided, however, this Agreement shall be reinstated if any such payment is required to be returned by any Creditor or (b) the total liquidation of the Collateral and the distribution of all the Proceeds in accordance herewith.  Without prejudice to the survival of any other obligations hereunder, the obligations under Sections 2.11, 6.03, 7.01 and 7.02 shall survive the termination of this Agreement.

SECTION 7.14.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT
IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY
OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY
HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH
OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER
PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION.

SECTION 7.15.     No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the
Collateral Agent shall have the right to act exclusively in the interest of the Collateral Agent and shall have no duty or obligation of any type or nature whatsoever to any Obligated Party or any other Person.

SECTION 7.16.     Conflict with other Transaction Documents.  In the event of any conflict between this Agreement and any other
Transaction Document, this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                     JPMORGAN CHASE BANK (formerly The Chase Manhattan  Bank), as Collateral Agent and Revolver Agent

                                                     By:
                                                            Brian McDougal, Vice President

                                                                23

                                                     ACXIOM CORPORATION
                                                     ACXIOM/MAY & Speh, Inc.
                                                     Acxiom RM-Tools, Inc.
                                                     ACXIOM ASIA, LTD.
                                                     ACXIOM PROPERTY DEVELOPMENT, INC.
                                                     ACXIOM / PYRAMID INFORMATION SYSTEMS, INC.
                                                     Acxiom SDC, Inc. (who will change its name to Acxiom e-Products, Inc. after the
                                                            Effective Date)
                                                     ACXIOM CDC, INC.
                                                     ACXIOM / DIRECT MEDIA, Inc.
                                                     ACXIOM TRANSPORTATION SERVICES, INC.
                                                     GIS INformation SYSTEMS, INC.
                                                     aCXIOM iNFORMATION sECURITY sERVICES, iNC
                                                     ACXIOM INTERIM HOLDINGS, INC.

                                                     By:
                                                            Dathan A. Gaskill, Authorized Officer of all the foregoing companies

                                                                24

                                                          INDEX TO SCHEDULES

Schedule 1.01 - Mortgaged Property
Schedule 7.07 - Address for Notice

                                                             SCHEDULE 1.01
                                                                  TO
                                                          ACXIOM CORPORATION
                                             AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                                                          Mortgaged Property

1.       Real property owned by Borrower located in Maricopa County, Arizona, excluding real property encumbered by the Synthetic
         Real Estate Lease.

2.       67.990 acres (more or less), and facilities located thereon, at 301 Industrial Boulevard, Conway, Arkansas 72032, excluding
         (i) office building OB-4 which is encumbered by a separate mortgage with Regions Bank and (ii) office building ASB 1 which is unencumbered

                                                             SCHEDULE 7.07
                                                                  TO
                                                          ACXIOM CORPORATION
                                             AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                                                          Address for Notice

JPMORGAN CHASE BANK
2200 Ross Avenue
P. O. Box 660197
Dallas, TX  75266-0197
Attention:         Michael J. Lister
Telephone No.:     214/965-2891
Telecopy No.:      214/965-2044

ACXIOM CORPORATION and other Obligated Parties
No. 1 Information Way
Little Rock, AR  72202
Attention:    Dathan Gaskill
Telephone No.:     501/252-1350
Telecopy No.:      501/342-3919

                                                               EXHIBIT E
                                                                  TO
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                    Form of Covenant Change Notice

                                                                [date]

                                                        Covenant Change Notice

JPMorgan Chase Bank,
as agent for certain lenders
party to the hereinafter defined Agreement
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Re:      The Second Amended and Restated Credit Agreement dated as of February 5, 2003 (as amended, the "Agreement") among Acxiom
         Corporation, a Delaware corporation (the "Company"), JPMorgan Chase Bank, as the agent and Bank of America, N.A., as syndication agent, and the other lenders named therein.  Capitalized terms used herein, not otherwise defined, have the meanings given them in the Agreement.

Ladies and Gentlemen:

        This letter is the "Covenant Change Notice" referred to in the Agreement and is delivered by the Borrower under Section 6.08 of the Agreement with the effects provided for under Sections 7.02 and 7.04 of the Agreement.

                                                     ACXIOM CORPORATION

                                                     By:
                                                           Dathan Gaskill, Authorized Officer

                                                             SCHEDULE 1.01
                                                                  to
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                          Mortgaged Property

1.       Real property owned by Borrower located in Maricopa County, Arizona, excluding real property encumbered by the Synthetic
         Real Estate Lease.

2.       67.990 acres (more or less), and facilities located thereon, at 301 Industrial Boulevard, Conway, Arkansas 72032, excluding
         (i) office building OB-4 which is encumbered by a separate mortgage with Regions Bank and (ii) office building ASB 1 which is unencumbered.

                                                             SCHEDULE 2.01
                                                                  to
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                        Lenders and Commitments

                          Lenders                                                   Revolving
                                                                                   Commitments

1.       JPMorgan Chase Bank                                                       $30,000,000
2.       U.S. Bank National Association                                            $25,000,000
3.       Bank of America, N.A.                                                     $25,000,000
4.       ABN AMRO Bank, N.V.                                                       $20,000,000
5.       SunTrust Bank                                                             $20,000,000
6.       Wachovia Bank, N.A.                                                       $20,000,000
7.       Union Planters Bank, N.A.                                                 $10,000,000

                           Total                                                  $150,000,000.00

                                                             SCHEDULE 3.12
                                                                  to
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                              a. List of all Subsidiaries of the Company

===================================================================================================================================
                                                      DOMESTIC SUBSIDIARIES
===================================================================================================================================
                  Name                      Incorporated In       Authorized Capital Stock          Issued and       Warrants and
                                                                                               Outstanding Capital   Other Equity
                                                                                                      Stock             Rights
========================================= ===================== ============================== ===================== ==============
Acxiom Asia, Ltd.                               Arkansas        300 shares of common stock     300 shares of              N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom CDC, Inc.1                               Arkansas        1000 shares of common stock    1000 shares of             N/A
                                                                par value $0.10; 60 shares     common stock; 60
                                                                of preferred stock par value   shares of preferred
                                                                $100                           stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom/May & Speh, Inc.                         Delaware        1000 shares of common stock    1000 shares of             N/A
                                                                par value $0.01                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
GIS Information Systems, Inc.2                  Illinois        2000 shares of common stock    1000 shares of             N/A
                                                                no par value                   common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Property Development, Inc.               Arkansas        100 shares of common stock     100 shares of              N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom / Pyramid Information Systems,          California       1,000,000 shares               100 shares of              N/A
Inc.                                                                                           common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom RM-Tools, Inc.                           Arkansas        1000 shares of common stock    1000 shares of             N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom SDC, Inc. (who will change its           Arkansas        300 shares of common stock     300 shares of              N/A
name to Acxiom e-Products, Inc. after                           par value $0.10                common stock
the Effective Date)
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom / Direct Media, Inc.                     Arkansas        300 shares of common stock     300 shares of              N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Transportation Services, Inc.            Arkansas        100 shares of common stock     50 shares of common        N/A
                                                                par value $0.10                stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom UWS, Ltd.                                Arkansas        100 shares of common stock     100 shares of              N/A
                                                                par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Information Security Services,           Arkansas        100 shares of common stock     100 shares of              N/A
Inc.                                                            par value $0.10                common stock
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Interim Holdings, Inc.                   Arkansas        200,000 shares of common       1000 shares of             N/A
                                                                stock par value $0.01; 1000    common stock
                                                                shares of preferred stock
                                                                par value $0.01
========================================= ===================== ============================== ===================== ==============

---------------------------------------

1 Borrower owns 100% of the outstanding common stock of Acxiom CDC, Inc. and 83% of the preferred.
2 Wholly-owned subsidiary of Acxiom/May & Speh, Inc.

                                                                1

===================================================================================================================================
                                                       FOREIGN SUBSIDIARIES
===================================================================================================================================
                  Name                      Incorporated In       Authorized Capital Stock          Issued and       Warrants and
                                                                                               Outstanding Capital   Other Equity
                                                                                                      Stock             Rights
========================================= ===================== ============================== ===================== ==============
Acxiom Limited 3                             United Kingdom                                    4,600,000 at £l            N/A
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom France SA                                 France                                        300.00 FRANCS              N/A
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Australia Pty Ltd.                      Australia                                       1 share                    N/A
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
----------------------------------------- --------------------- ------------------------------ --------------------- --------------
Acxiom Personnel Pty Ltd4                      Australia                                       1 share                    N/A
========================================= ===================== ============================== ===================== ==============

Except as otherwise noted on this Schedule 3.12, all Subsidiaries are wholly-owned by Borrower.

b.   Outstanding subscriptions, options, warrants, calls, or rights to acquire, and outstanding securities or instruments convertible into any Equity Interests of the Borrower

1.       Borrower currently maintains various option/incentive plans for directors, employees and/or consultants pursuant to which options or other instruments convertible into Equity Interests of the Borrower have been or will be issued.

2.       The Subordinated Debt which is convertible into common stock of the Borrower.

3.       The following warrants granting rights to acquire Equity Interests of the Borrower are currently outstanding:

         a.       Warrants to acquire an aggregate amount of 206,773 shares at $17.50 per share held by the various owners of SIGMA
                  Marketing Group, Inc.  All currently vested.  Expiration date:  9/30/03

         b.       Warrant to acquire 100,000 shares at $32.129 per share held by Allstate Insurance Company. Vesting date:  3/31/05.
                  Expiration date:  9/30/05

         c.       Warrant to acquire 13,900 shares at $29.05 per share held by Allstate Insurance Company.  Vesting date:  3/31/05.
                  Expiration Date:  9/30/05

         d.       Warrant to acquire 91,010 shares at $16.39 per share held by Allstate Insurance Company.  Vesting date:  3/31/05.
                  Expiration date: 9/30/05

         e.       Warrant to acquire 163,380 shares at $16.2753 per share held by Allstate Insurance Company. Vesting date: 3/31/05.
                  Expiration date: 9/30/05

         f.       Warrant to acquire 1,272,024 shares at $16.32 per share held by Trans Union, LLC. Vesting date: All currently vested.  Expiration date: 8/12/17

         g.       Warrant with a value of up to $2.0 million, contingently issuable to Toplander Corporation in connection with acquisition

----------------------------------------
3 Borrower owns 4,599,999 shares of Acxiom Limited.
4 Wholly-owned subsidiary of Acxiom Australia Pty Ltd.

                                                                2

                                                             SCHEDULE 6.01
                                                                  to
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                          Existing Indebtedness and Preferred Equity Interest

                                                       A. Existing Indebtedness

======== =========================================== ============================ =======================================
                        Description                     Principal Outstanding                    Liens
                                                                as of
                                                          December 31, 2002
======== =========================================== ============================ =======================================
1.       Subordinated Debt                                   $ 175,000,000        Unsecured
-------- ------------------------------------------- ---------------------------- ---------------------------------------
2.       Capital Lease Obligations                              12,848,000        Secured by Lien on land located in
                                                                                  Downers Grove, Illinois and the
                                                                                  related building and other related
                                                                                  real and personal property assets of
                                                                                  Acxiom / May & Speh, Inc.
-------- ------------------------------------------- ---------------------------- ---------------------------------------
3.       Software license liabilities                           77,765,000        Interest is software licenses arising
                                                                                  under related agreements.
-------- ------------------------------------------- ---------------------------- ---------------------------------------
4.       Construction loan                                       8,783,000        Secured by Lien on land located in
                                                                                  Conway, Arkansas and the related
                                                                                  building and other related real and
                                                                                  personal assets of Borrower
-------- ------------------------------------------- ---------------------------- ---------------------------------------
5.        Aircraft lease Agreement with General                11,222,0001        Secured by Lien on Aircraft (as
         Electric Capital Corporation                                             defined in the Aircraft Lease
                                                                                  Agreement)
-------- ------------------------------------------- ---------------------------- ---------------------------------------
6.       Other capital leases, debt and long-term                2,709,000        Secured by various Liens on assets of
         liabilities                                                              Borrower and/or its Subsidiaries or
                                                                                  equipment underlying lease.
-------- ------------------------------------------- ---------------------------- ---------------------------------------
7.       Synthetic lease with General Electric                169,593,0001        Secured by liens on equipment
         Capital Corporation
-------- ------------------------------------------- ---------------------------- ---------------------------------------
8.       Chenal Joint Venture building loan to                   8,197,523        Secured by lien on Chenal building
         partnership in which Borrower is a                                       (amount represents total loan)
         general partner
-------- ------------------------------------------- ---------------------------- ---------------------------------------
9.       Riverdale Joint Venture building loan                   4,473,031        Secured by lien on Acxiom Plaza
         partnership in which Borrower is a                                       building (amount represents total
         general partner                                                          loan)
-------- ------------------------------------------- ---------------------------- ---------------------------------------
10.      Outstanding letters of credit                          10,754,176        Unsecured
-------- ------------------------------------------- ---------------------------- ---------------------------------------
11.      Capital Lease obligations resulting from               10,867,000        Secured by liens on equipment
         sale-leaseback transactions with                                         underlying lease.
         Technology Investment Partners, LLC and
         Merrill-Lynch
-------- ------------------------------------------- ---------------------------- ---------------------------------------
12.      Capital lease with General Electric                     4,980,000        Secured by equipment underlying lease
         Capital Corporation
-------- ------------------------------------------- ---------------------------- ---------------------------------------
13.      Lease Obligations between Borrower and                 36,553,888        Secured by real property and
         the City of Little Rock, Arkansas                                        improvements located at 601 East
         relating to the Synthetic Property and                                   Third Street, Little Rock Arkansas,
         the guaranty obligations of Borrower with                                72201
         respect to the $36,553,888, Series 2000-B
         Taxable Industrial Development Revenue
         Bonds (Acxiom Corporation Project) issued
         by the City of Little Rock, Arkansas
-------- ------------------------------------------- ---------------------------- ---------------------------------------
14.      Note for purchase of Australian joint                   1,385,000        Unsecured
         venture
-------- ------------------------------------------- ---------------------------- ---------------------------------------

---------------------------------------------
1 Amount represents total amount drawn as of December 31, 2002.

                                                                1

                                                     B. Preferred Equity Interests

1.       Acxiom CDC, Inc. has issued an outstanding 60 shares of preferred stock (50 shares issued to Borrower and 10 shares to
         Trans Union LLC).  All outstanding common and preferred stock of Acxiom CDC, Inc. has been pledged to Trans Union LLC.

                                                             C. Guarantees

1.       Acxiom Corporation entered into that certain Continuing Payment and Performance Guaranty dated as of October 30, 1998, as amended, pursuant to which Acxiom Corporation unconditionally guaranteed the obligation of Kidco Holdings, LLC ("Kidco") to make timely payments of the principal amount owed, plus accrued interest, when the same become due, under that certain
         Promissory Note, dated as of October 30, 1998, as amended, between Mercantile Bank of Arkansas National Association, as lender, and Kidco, as borrower, in the principal amount of $1,184,500.00.  As of June 24, 2002, the referenced Promissory
         Note was refinanced with BanCorpSouth Bank, a Mississippi state bank.  Kidco Holdings LLC remained as borrower and Acxiom
         Corporation unconditionally guaranteed the obligation to make timely payment and performance under the loan through a
         Guaranty Agreement.  The loan balance as of 1/30/03 was $1,171,977.93.

2.       Acxiom Corporation entered into a guaranty arrangement with First Community Bank ("First Community") pursuant to which
         Acxiom Corporation guaranteed the obligation of Cope's Aircraft Services, Inc. ("Cope's") to make timely payments of the principal amount owed, when the same become due, under a loan arrangement from First Community to Cope's in the principal amount of $280,000.00. As of January 30, 2003, the balance of such loan was  $213,106.39.

                                                               D. Other

         On August 12, 2002, Acxiom Corporation acquired certain assets and assumed certain liabilities of a business owned by Trans
Union, LLC for an aggregate purchase price of $34.8 million.  The purchase prices consisted of cash of $7.5 million paid at closing, a note of $2.5 million paid in October 2002, additional cash of $0.2 million paid in October 2002 as a result of purchase price adjustments, 664,562 shares of common stock of Acxiom Corporation valued at $10.5 million and warrants to purchase 1,272,024 shares of common stock of Acxiom Corporation at an exercise price of $16.32, valued at $14.1 million. If the value of the 664,562 shares of common on August 12, 2003 is less than $10.0 million, the Company will be required to pay additional cash consideration in the amount of the deficit, but not more than $5.0 million.

                                                                2

                                                             SCHEDULE 6.02
                                                                  to
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                            Existing Liens

1.       Liens relating to the Indebtedness described in Schedule 6.01

2.       Liens against assets and capital stock of Acxiom CDC, Inc. in favor of Trans Union LLC to secure performance of services
         (UCC-1 originally filed August 31, 1992; continuation filed March 12, 1997)

                                                             SCHEDULE 6.04
                                                                  to
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                         Existing Investments

=================================== ================= ============================ ==================== ==============
              Issuer                   Book Value          Type of Property              Number          Percent of
                                    at December 31,                                     of Units         Borrower's
                                          2002                                                            Interest
                                     (in thousands)
=================================== ================= ============================ ==================== ==============
Chenal Technology Office Joint           1,782        Real Estate Partnership               N/A              50%
Venture1
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Exchange Applications 2                    159        Common Stock                     64,173 shares         <1%
----------------------------------- ----------------- ---------------------------- -------------------- --------------
City of Little Rock, Arkansas            1,300        Little Rock Revenue Bond              N/A              N/A
Series-A Bond
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Series 2000-B Taxable Industrial        36,553        Little Rock Revenue Bonds             N/A              N/A
Development Revenue Bonds (Acxiom
Corporation Project) issued by
the City of Little Rock,
Arkansas, owned by Acxiom Interim
Holdings, Inc.
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Riverdale3                               1,166        Real Estate Partnership               N/A              50%
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Bigfoot International, Inc. 4              800        Common Stock                     5,000 shares         <20%
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Think Direct Marketing, Inc. 5           1,475        Equity interest in                    N/A              13%
                                                      privately held corporation
----------------------------------- ----------------- ---------------------------- -------------------- --------------
EMC6                                         0        Equity interest in joint              N/A              50%
                                                      venture
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Constellation Venture 7                  3,409        Venture Capital Fund                  N/A            5.85%
----------------------------------- ----------------- ---------------------------- -------------------- --------------
The Personal Marketing Company               0        $250,000 loan                         N/A              N/A
("PMC") 8
----------------------------------- ----------------- ---------------------------- -------------------- --------------
TheStreet.com 9                            164        Common Stock                     57,075 shares        <20%
----------------------------------- ----------------- ---------------------------- -------------------- --------------
USADATA.com 10                           8,075        Common Stock                   1,976,357 shares     12.75%
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Preference Solutions, LLC 11             2,655        Equity interest in Joint              N/A              50%
                                                      Venture (formerly
                                                      Healthcare ProConnect)
----------------------------------- ----------------- ---------------------------- -------------------- --------------

---------------------------------
1    General partner (50% ownership interest) in real estate partnership that owns the Acxiom Chenal Building.
2    Investment in software company. Exchange Application is a public company; its stock symbol is:  EXAP.
3    General partner (50% ownership interest) in real estate partnership that owns the Acxiom Plaza Building.
4    Investment in company that provides internet/e-mail services.   Bigfoot is a privately held company.
5    Equity  interest in a privately held company that provides marketing services to small  businesses. Formerly doing business as
     Digital Asset Management, Inc. ("DAMI").
6    Equity interest in joint venture entered by May & Speh, Inc.  Joint Venture is inactive.
7    Venture capital fund in which Acxiom's maximum total commitment is $5 million.
8    Represents  $250,000 loan from Borrower to PMC (seed money to PMC to build data file of pre-mover data);  Borrower has written-
     off this loan.
9    Investment in company that provides financial/market research.  TheStreet.com is a public company, its stock symbol is:  TSCM.
10   Investment in company that provides marketing services.  USADATA.COM is a privately held company.
11   Joint venture with the American Medical Association.  Established to be the data source of physician information in the United
     States.
                                                                1

----------------------------------- ----------------- ---------------------------- -------------------- --------------
Landscape 12                               655        Stock in Japanese Company        207 shares            15%
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Sedona 13                                1,700        Common and Preferred Stock   $1,500,000 preferred     <20%
                                                                                      541,363 common
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Market Advantage, LLC 14                     0        Membership in Limited                 40               40%
                                                      Liability Company
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Intrinsic Ltd.                             368        Maximum payment owed to               N/A              N/A
                                                      Borrower pursuant to
                                                      liquidation settlement
----------------------------------- ----------------- ---------------------------- -------------------- --------------
Achievant LLC                                0        Membership in Limited                 500              50%
                                                      Liability Company
=================================== ================= ============================ ==================== ==============
Total                                     23,708
=================================== ================= ============================ ==================== ==============

-----------------------------------------
12   Investment in a Japanese data company.
13   Represents a non-cash investment gain received for the sale of CIMSBU (business unit of Borrower); Borrower received $1,500,000 of preferred stock and warrants in Sedona. Subsequently, Borrower made an additional investment that was converted into 541,363 shares of common stock.
14   Investment in privately held company.  No cash investment is required.

                                                                2

                                                             SCHEDULE 6.10
                                                                  to
                                                          ACXIOM CORPORATION
                                             SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                         Existing Restrictions

         Existing restrictions include the restrictions and conditions on the (a) ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock, to make or repay loans or advances to the Borrower or any other Subsidiary, or to Guarantee Indebtedness of the Borrower or any other subsidiary, that are contained in the loan documents pertaining to the Indebtedness described in item 2 of Schedule 6.01.